Exhibit 10.72

EXECUTION

MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

among

PENNYMAC LOAN SERVICES, LLC,

Seller

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC,

Guarantor

and

BANK OF AMERICA, N.A.,
Purchaser

Dated as of August 13, 2014

i

Section 26.	Consent to Service	36

Section 27.	Construction	36

Section 28.	Further Assurances	36

EXHIBITS

Exhibit A	Participation Certificate

Exhibit B	Trade Assignment

Exhibit C	Document List

Exhibit D	Reserved

Exhibit E	Assignment

Exhibit F	Form of Confirmation

Exhibit G	Seller’s and Guarantor’s Officer’s Certificate (Initial Purchase Date)

Exhibit H	Seller’s Officer’s Certificate (Each Purchase Date)

Exhibit I	Form of Servicer Notice

Exhibit J	Form of Request for Temporary Increase

Annex A	Purchaser, Seller and Guarantor Notices

Annex B	Responsible Officers of Seller and Guarantor

ii

MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

This is a MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of August 13, 2014, among Bank of America, N.A. (“Purchaser”), PennyMac Loan Services, LLC (“Seller”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”).

PRELIMINARY STATEMENT

Seller desires to sell to Purchaser from time to time all of Seller’s beneficial right, title and interest in and to designated pools of fully amortizing first lien residential Mortgage Loans eligible in the aggregate to back Securities, and the servicing rights relating thereto, with the terms described in related Takeout Commitments, each in the form of a 100% undivided beneficial ownership interest evidenced by a Participation Certificate.

Purchaser desires and may, in its sole discretion, purchase such Participation Certificates from Seller in accordance with the terms and conditions set forth in this Agreement.  Seller, subject to the terms hereof, will cause (a) the Related Mortgage Loans to back a GNMA Security issued by Seller and guaranteed by GNMA, a FNMA Security issued and guaranteed by FNMA, or a FHLMC Security issued and guaranteed by FHLMC and (b) Delivery of such GNMA Security, FNMA Security, or FHLMC Security by GNMA, FNMA, or FHLMC, respectively, to Purchaser or its designee in exchange for the Related Participation Certificate, which GNMA Security, FNMA Security or FHLMC Security, as applicable, will be purchased by the Takeout Investor.

Purchaser’s willingness to purchase any Participation Certificate evidencing a beneficial interest in the Related Mortgage Loans and the servicing rights related thereto is at the sole discretion of Purchaser and based on Purchaser’s expectation, in reliance upon Seller’s representations and warranties herein, that (a) such Mortgage Loans in the aggregate, constitute a pool or pools of mortgage loans that are eligible to back a Security, (b) such Mortgage Loans are sufficient for Seller to issue and GNMA to guarantee the GNMA Security, FNMA to issue and guarantee a FNMA Security, or FHLMC to issue and guarantee a FHLMC Security, as applicable, (c) such Security will be issued in the amount and with the terms described in the related Takeout Commitment, and (d) Purchaser will receive Delivery of such Security on the specified Anticipated Delivery Date.

The amount of the Purchase Price to be paid by Purchaser to Seller with respect to each Participation Certificate will be calculated on the expectation of Purchaser, based upon the representations and warranties of Seller herein, that Purchaser will receive Delivery of the Security to be backed by the Related Mortgage Loans on the specified Anticipated Delivery Date, and that failure to receive such Delivery will result in a material decrease in the market value of the Participation Certificate and the Related Mortgage Loans considered as a whole.  During the period from the purchase of a Participation Certificate to Delivery of the related Security, Purchaser expects to rely entirely upon Seller to subservice or cause the Subservicer to subservice the Related Mortgage Loans for the benefit of Purchaser, it being acknowledged that the continued effectiveness of Seller’s Approvals during such period constitutes an essential factor in the calculation by Purchaser of the Purchase Price paid to Seller for the Related Participation Certificate and that loss of such Approvals by Seller would result in a material decrease in the market value of the Participation Certificate and the Related Mortgage Loans considered as a whole.

In consideration of the mutual promises and agreements herein contained the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                           Definitions.

Capitalized terms used but not defined herein shall have the meanings set forth in the Custodial Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“1934 Act”:  The Securities Exchange Act of 1934, as amended from time to time.

“Ability to Repay Rule”:  12 CFR 1026.43(c).

“Accepted Servicing Practices”: With respect to any Related Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Related Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and in a manner at least equal in quality to the servicing Seller or Seller’s designee provide to the Related Mortgage Loans which they own in their own portfolio and consistent with the applicable Agency Guide.

“Accrued Interest”: With respect to each Security related to a Participation Certificate, an amount equal to the product obtained by multiplying (a) the number of days in the period beginning on the related Issuance Date to but not including the Anticipated Delivery Date for the related Security, (b) the rate of interest to be borne by the related Security, and (c) the aggregate principal amount of the Related Mortgage Loans, and dividing such number by three hundred and sixty (360).

“Act of Insolvency”:  With respect to Seller or any Affiliate of Seller: (i) becoming insolvent or admitting in writing its inability to pay its debts as they come due, or the commencement of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or of any substantial part of its property or the making of an assignment for the benefit of creditors or the failure generally to pay debts as such debts become due or the taking of action in furtherance of any of the foregoing; (ii) a petition or a proceeding shall have been filed or commenced against the Seller or such Affiliate seeking (a) a decree or order for relief in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy laws or similar law, as now or hereafter in effect, (b) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or such Affiliate or of any substantial part of its property, or (c) the winding up or liquidation of the affairs of the Seller or such Affiliate and such petition or proceeding shall not have been dismissed for a period of thirty (30) consecutive days, or an order or decree for relief against the Seller or such Affiliate shall be entered in any such proceeding; (iii) the making or offering by Seller or such Affiliate of a concession with its creditors or a general assignment for the benefit of creditors; (iv) the Seller or such Affiliate shall (a) either fail or admit in writing its inability to pay or discharge its debts or obligations generally as they become due or mature, (b) admit in writing its inability to, or intention not to, perform any of its material obligations, or (c) voluntarily suspend payment of any of its debts or obligations as they become due or mature; (v) any Governmental Authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of Seller or of any of its Affiliates, or shall have taken any action to displace the management of Seller or of any of its Affiliates or to curtail its authority in the conduct of the business of Seller or of any of its Affiliates; or (vi) the audited annual financial statements of the Seller or such Affiliate or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of the Seller as a “going concern” or a reference of similar import or shall indicate that the Seller has a negative Net Worth or is insolvent.

“Adjusted Tangible Net Worth”:  (a) The sum of (i) Net Worth and (ii) Subordinated Debt, minus (b) intangibles, goodwill and receivables from Affiliates.

“Affiliate”:  With respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; provided, however, that in respect of Seller or Guarantor the term “Affiliate” shall only refer to wholly-owned subsidiaries of Guarantor or Seller and shall not include Bank of America, N.A., BlackRock, Inc. or Highfields Capital Investments, LLC.

“Affiliate Fund”:  With respect to Seller and Guarantor, any investment vehicle that is under the management of PNMAC Capital Management LLC.

“Agency Guide”:  The FHLMC Guide, the FNMA Guide, or the GNMA Guide, as applicable.

“Agency Program”:  The FHLMC Program, the FNMA Program, or the GNMA Program, as applicable.

“Aggregate Purchase Price”:  As of any date of determination, an amount equal to the aggregate outstanding Purchase Price for all Participation Certificates then owned by Purchaser and subject to the terms of this Agreement.

“Aggregate Transaction Limit”:  As defined in the Pricing Side Letter.

“Anticipated Delivery Date”:  With respect to a Security, the date specified in the related Form HUD 11705 (Schedule of Subscribers), Fannie Mae Form 2014 (Delivery Schedule) or FHLMC Form 939 (Settlement and Information Multiple Registration Form), as applicable, on which it is anticipated that Delivery of the Security by the Applicable Agency will be made.

“Applicable Agency”: GNMA, FNMA, or FHLMC, as applicable.

“Applicable Percentage”: As defined in the Pricing Side Letter.

“Approvals”:  With respect to Seller, the approvals obtained by the Applicable Agency, or HUD in designation of Seller as a GNMA-approved issuer, a GNMA-approved servicer, a FHA-approved mortgagee, a VA-approved lender, a FNMA-approved lender or a FHLMC-approved Seller/Servicer, as applicable, in good standing.

“Approved Investor”:  Any of Fannie Mae, Freddie Mac, Ginnie Mae or a member of MBS Clearing Corporation that is either an approved counterparty of Purchaser or its Affiliates or otherwise acceptable to Purchaser in its sole discretion, who will purchase Securities pursuant to a Takeout Commitment.

“Assignee”:   As defined in Section 7.

“Assignment of Mortgage”:   An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the beneficial interest in the Mortgage to the Purchaser.

“Bankruptcy Code”:  The United States Bankruptcy Code of 1978, as amended from time to time.

“Business Day”:  Any day other than (a) a Saturday or Sunday and (b) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive decree to be closed.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents”:  (a) Securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of Purchaser or of any commercial bank having capital and surplus in excess of $500,000,000 and a rating of at least BBB- by S&P or Baa3 by Moody’s, (c) repurchase obligations of Purchaser or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by Purchaser or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Collateral”:  As defined in Section 8(c).

“Confirmation”:  A written confirmation of Purchaser’s intent to purchase a Participation Certificate, which written confirmation shall be substantially in the form attached hereto as Exhibit F.

“Custodial Account”:  As defined in Section 6(c).

“Custodial Agreement”:  The Amended and Restated Custodial Agreement, dated as of the date hereof, among Seller, Purchaser and Custodian as amended, supplemented or otherwise modified from time to time.

“Custodian”:  Deutsche Bank National Trust Company (which, under the appropriate circumstances, may include FHLMC as Custodian) and its permitted successors under the Custodial Agreement.

“Daily Holdback Reduction Amount”:  As defined in the Pricing Side Letter.

“Defective Mortgage Loan”:  With respect to a Participation Certificate, a Related Mortgage Loan that is not in Strict Compliance with the GNMA Program, FNMA Program, or FHLMC Program, as applicable.

“Delivery”:  (i) With respect to any Security issued by GNMA, when Purchaser is registered as the registered owner of such Security on GNMA’s central registry and (ii) with respect to any Security issued by FNMA or FHLMC, the later to occur of (a) the issuance of the related Security and (b) the transfer of all of the right, title and ownership interest in that Security to Purchaser or its designee.

“Discount Rate”:  With respect to each Participation Certificate, a discount rate determined as of the related Purchase Date equal to (i) One-Month LIBOR, plus (ii) the Applicable Percentage.

“Effective Date”: August 13, 2014.

“Electronic Agent”: As defined in Section 2 of the Electronic Tracking Agreement.

“Electronic Tracking Agreement”: The Amended and Restated Electronic Tracking Agreement, dated as of the date hereof, among the Purchaser, the Seller, the Electronic Agent and MERS, as the same shall be amended, supplemented or otherwise modified from time to time.

“Events of Default”:  As defined in Section 6(e).

“Expiration Date”: The earlier of (i) January 30, 2015, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“Facility Fee”:  As defined in the Pricing Side Letter.

“FDIA: Title 12 United States Code, Section 1811 et seq., as amended from time to time.

“FHA”:  The Federal Housing Administration or any successor thereto.

“FHA Loan”:  A Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance Contract”:  The contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHLMC” or “Freddie Mac”:  Freddie Mac or any successor thereto.

“FHLMC as Custodian”:  With respect to FHLMC Participation Certificates, the circumstances in which Seller elects to appoint FHLMC (as opposed to some other third party as permitted by the FHLMC Guide) as Custodian for the FHLMC Mortgage Loans subject to the FHLMC Participation Certificates to be purchased by Purchaser hereunder.

“FHLMC Guide”:  The Freddie Mac Sellers’ and Servicers’ Guide, as such guide may hereafter from time to time be amended.

“FHLMC Mortgage Loan”:  With respect to any FHLMC Participation Certificate or any FHLMC Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable FHLMC Program described in the FHLMC Guide.

“FHLMC Participation Certificate”:  With respect to the FHLMC Program, a certificate, in the form of Exhibit A, issued by Seller and authenticated by Custodian, evidencing the 100% undivided beneficial ownership interest in the Mortgage Loans that are either (a) set forth on a copy of the

FHLMC Form 1034 (Fixed-Rate Custodial Certification Schedule) attached to such Participation Certificate or (b) identified on a computer tape compatible with Selling System as belonging to the mortgage loan pool described in such Participation Certificate.

“FHLMC Program”:  The FHLMC Home Mortgage Guarantor Program or the FHLMC FHA/VA Home Mortgage Guarantor Program, as described in the FHLMC Guide.

“FHLMC Security”:  A modified pass-through mortgage-backed participation certificate, evidenced by a book-entry account in a depository institution having book-entry accounts at the Federal Reserve Bank of New York, issued and guaranteed, with respect to timely payment of interest and ultimate payment of principal, by FHLMC and backed by a pool of FHLMC Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such FHLMC Security in the related Takeout Commitment, if any.

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Seller’s regulators.

“FNMA” or “Fannie Mae”: Fannie Mae or any successor thereto.

“FNMA Guide”:  The Fannie Mae MBS Selling and Servicing Guide, as such guide may hereafter from time to time be amended.

“FNMA Mortgage Loan”:  With respect to any FNMA Participation Certificate or any FNMA Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable FNMA Program described in the FNMA Guide.

“FNMA Participation Certificate”:  With respect to the FNMA Program, a certificate, in the form of Exhibit A, issued by Seller and authenticated by Custodian, evidencing the 100% undivided beneficial ownership interest in the Mortgage Loans set forth on Fannie Mae Form 2005 (Schedule of Mortgages).

“FNMA Program”:  The FNMA Guaranteed Mortgage-Backed Securities Programs, as described in the FNMA Guide.

“FNMA Security”:  An ownership interest in a pool of FNMA Mortgage Loans, evidenced by a book-entry account in a depository institution having book-entry accounts at the Federal Reserve Bank of New York, in substantially the principal amount and with substantially the other terms as specified with respect to such FNMA Security in the related Takeout Commitment, if any.

“GAAP”:  Generally accepted accounting principles as in effect from time to time in the United States of America and applied on a consistent basis.

“GNMA”:  Government National Mortgage Association or any successor thereto.

“GNMA Guide”:  The GNMA Mortgage-Backed Securities Guide I or II, as such guide may hereafter from time to time be amended.

“GNMA Mortgage Loan”:  With respect to any GNMA Participation Certificate or any GNMA Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable GNMA Program in the applicable GNMA Guide.

“GNMA Participation Certificate”:  With respect to the GNMA Program, a certificate, in the form of Exhibit A, issued by Seller and authenticated by Custodian, evidencing the 100% undivided beneficial ownership interest in the Mortgage Loans set forth on the Form HUD 11706 (Schedule of Pooled Mortgages).

“GNMA Program”:  The GNMA Mortgage-Backed Securities Programs, as described in a GNMA Guide.

“GNMA Security”: A fully-modified pass-through mortgage-backed certificate guaranteed by GNMA, evidenced by a book-entry account in a depository institution having book-entry accounts at the Federal Reserve Bank of New York and backed by a pool of Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such Security in the related Takeout Commitment.

“Governmental Authority”:  Any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller, Guarantor or Purchaser, as applicable.

“Guarantee”:  As to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by Purchaser.  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor”: Private National Mortgage Acceptance Company, LLC, in its capacity as guarantor under the Guaranty.

“Guaranty”: The Amended and Restated Guaranty, dated as of the date hereof, by Guarantor in favor of the Purchaser, as the same shall be amended, supplemented or otherwise modified from time to time, pursuant to which Guarantor fully and unconditionally guarantees the obligations of Seller hereunder.

“Holdback Amount”:  As defined in the Pricing Side Letter.

“HUD”:  United States Department of Housing and Urban Development or any successor thereto.

“Indebtedness”:  For any Person:  (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Indemnified Party”:  As defined in Section 14.

“Issuance Date”:  With respect to a Security, the first day of the month in which the Security is issued.

“Lien”:  Any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Liquidity”:  As of any date of determination, the sum of (a) Seller’s unrestricted and unencumbered cash and Cash Equivalents and (b) the balance in the Over/Under Account exclusive of funds held due to a Margin Deficit or Margin Call (each as defined in the Master Repurchase Agreement). By way of example but not limitation, cash in escrow and/or impound accounts shall not be included in this calculation.

“Losses”:  Any and all losses, claims, judgments, damages, liabilities, costs or expenses (including lost interest and reasonable attorney’s fees) imposed on, incurred by or asserted against any Person specified.

“Master Repurchase Agreement”:  That certain Master Repurchase Agreement, dated as of March 17, 2011, among Seller, Guarantor and Purchaser, together with all amendments, modifications, supplements, restatements and replacements thereof.

“Material Adverse Effect”:  Any of the following: (a) A material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Seller, Guarantor or any Affiliate that is a party to any Program Document taken as a whole; (b) a material impairment of the ability of Seller, Guarantor or any Affiliate that is a party to any Program Document to perform under any Program Document and to avoid any Event of Default; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Document against Seller, Guarantor or any Affiliate that is a party to any Program Document; (d) a material adverse effect on the marketability, collectability, value or enforceability of a material portion of the Related Mortgage Loans or Securities purchased by Purchaser hereunder; or (e) a material adverse effect on the Approvals of Seller, in each case as determined by Purchaser in its sole good faith discretion.

“MERS”: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

“MERS Mortgage Loan”:  Any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage, has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note and which is identified as a MERS Mortgage Loan on the related schedule attached to the Related Participation Certificate.

“MIN”: The mortgage identification number of Mortgage Loans registered with MERS on the MERS System.

“Minimum Over/Under Account Balance”:  As of any date of determination, the balance required to be maintained by Seller in the Over/Under Account under the Master Repurchase Agreement; provided that if the Master Repurchase Agreement is no longer in effect as of such date, the Minimum Over/Under Account Balance shall be zero or as otherwise agreed among the parties.

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“More Favorable Agreement”:  As defined in Section 10(k).

“Mortgage”:  A mortgage, deed of trust or other security instrument, securing a Mortgage Note.

“Mortgage Loan”:  A GNMA Mortgage Loan, a FNMA Mortgage Loan or a FHLMC Mortgage Loan.

“Mortgage Note”:  The promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property”:  The real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor”:  The obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“Net Income”: For any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

“Net Worth”:  With respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

“One-Month LIBOR”:  The daily rate per annum (rounded to four (4) decimal places) for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market, as published on the Official ICE LIBOR Fixings page by Bloomberg or in the Wall Street Journal as of the date of determination; provided, that if Purchaser determines that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, or any circumstance materially and adversely affecting the London interbank market, shall make it unlawful, impractical or commercially unreasonable for Purchaser to purchase Participation Certificates as contemplated by this Agreement using One-Month LIBOR, then Purchaser may select an alternative rate of interest or index in its discretion.

“Over/Under Account”:  That account maintained by Purchaser, as described in Section 11 and in the Master Repurchase Agreement.

“Participation Certificate”:  A GNMA Participation Certificate, a FNMA Participation Certificate or a FHLMC Participation Certificate, as applicable, that is purchased by Purchaser under this Agreement.

“Person”:  An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Potential Default”:  The occurrence of any event or existence of any condition that, but for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

“Present Value Adjustment Amount”: With respect to each Participation Certificate, an amount equal to the product of (a) the number of days in the period beginning on the related Purchase Date to but not including the Anticipated Delivery Date for the related Security, and (b) the daily application of the applicable Discount Rate, determined as of the related Purchase Date, to the result of (x) (i) the related Trade Principal, less (ii) the Holdback Amount, divided by (y) 360.

“Pricing Side Letter”: The Pricing Side Letter, dated as of the date hereof, among Seller, Guarantor and Purchaser, as amended, supplemented or otherwise modified from time to time.

“Program Documents”:  This Agreement, the Custodial Agreement, the Electronic Tracking Agreement, the Guaranty, the Participation Certificates, the Pricing Side Letter, any Servicing Agreement together with the related Servicer Notice and all other agreements, documents and instruments entered into by Seller and Purchaser, in connection herewith or therewith with respect to the transactions contemplated hereunder.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date”:  With respect to a Participation Certificate, the date on which Purchaser elects to purchase such Participation Certificate.

“Purchase Price”:  With respect to each Participation Certificate, a price determined as of the related Purchase Date equal to the sum of (i) the related Trade Principal, plus (ii) the related Accrued Interest, minus (iii) the related Present Value Adjustment Amount, minus (iv) related hedging costs, if any, which are mutually agreed-upon by the Purchaser and Seller.

“Purchase Price Adjustment Amount”: With respect to each Participation Certificate, an amount equal to the product of (a) the number of days in the period beginning on the related Purchase Date to but not including the Settlement Date for the related Security, and (b) the daily application of the applicable Discount Rate, determined as of the related Purchase Date, to be the result of (x) (i) the related Trade Principal, less (ii) the Holdback Amount, divided by (y) 360.

“Purchaser”: Bank of America, N.A. and its successors in interest, including, but not limited to, any lender, designee or assignee to whom a Participation Certificate or a Security shall be pledged or assigned.

“QM Rule”:  12 CFR 1026.43(e).

“Qualified Mortgage”: A Related Mortgage Loan that satisfies the criteria for a “qualified mortgage” as set forth in the QM Rule.

“Rebuttable Presumption Qualified Mortgage”: A Qualified Mortgage with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Related Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Related Mortgage Loan.

“Related Credit Enhancement”:  As defined in Section 8(c).

“Related Mortgage Loan”:  A Mortgage Loan in which a Participation Certificate evidences the 100% undivided beneficial ownership interest.

“Related Participation Certificate”:  The Participation Certificate relating to a pool of Mortgage Loans.

“Reporting Date”:  The 5th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Request for Temporary Increase”:  As defined in Section 2(f).

“Responsible Officer”:  As to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer or treasurer of such Person.  The Responsible Officers of Seller and Guarantor as of the date hereof are listed on Annex B hereto.

“S&P”:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Safe Harbor Qualified Mortgage”: A Qualified Mortgage with an annual percentage rate that does not exceed the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Related Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Related Mortgage Loan.

“SEC”:  The Securities Exchange Commission or any successor thereto.

“Security”: A GNMA Security, a FNMA Security or a FHLMC Security, as applicable.

“Security Issuance Failure”:  Failure of the Security to be issued for any reason including but not limited to Seller’s failure to perform any of its obligations under this Agreement or any other Program Document or failure to perform in Strict Compliance with the related Agency Program.

“Seller”:  The meaning set forth in the preamble, and shall refer to Seller in its capacity as seller of Participation Certificates and Seller in its capacity as subservicer hereunder, as the context shall require.

“Selling System”:  The FHLMC automated system by which sellers and servicers of mortgage loans to FHLMC transfer mortgage summary and record data or mortgage accounting and servicing information from their computer system or service bureau to FHLMC, as more fully described in the FHLMC Guide.

“Servicer Notice”:  The notice acknowledged by the Subservicer which is substantially in the form of Exhibit I hereto.

“Servicing Agreement”:  If the Related Mortgage Loans become subserviced by any subservicer that is not Purchaser, an Affiliate of Purchaser, or Seller, in each case, the agreement with the third party subservicer, in form and substance acceptable to Purchaser.

“Servicing Records”:  With respect to a Related Mortgage Loan, the related servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Related Mortgage Loan.

“Settlement Date”:  The date specified in a Takeout Commitment upon which the related Security is scheduled to be delivered, against payment, to the specified Takeout Investor, which date shall be no later than forty-five (45) days following the Purchase Date in respect of the underlying Participation Certificate.

“Strict Compliance”: Compliance of Seller and the Related Mortgage Loans with the requirements of the GNMA Guide, FNMA Guide, or FHLMC Guide, as applicable and as amended by any agreements between Seller and the Applicable Agency, sufficient to enable Seller to issue and GNMA to guarantee or FNMA or FHLMC to issue and guarantee a Security; provided, that until copies of any such agreements between Seller and FNMA, FHLMC or GNMA, as applicable, have been provided to Purchaser by Seller and agreed to by Purchaser, such agreements shall be deemed, as between Seller and Purchaser, not to amend the requirements of the GNMA Guide, FNMA Guide, or FHLMC Guide, as applicable.

“Subordinated Debt”:  Indebtedness of Seller which is (i) unsecured, (ii) as to which no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Expiration Date and (iii) as to which the payment of the principal of and interest on such Indebtedness and other obligations of Seller in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the transactions under the Master Repurchase Agreement and hereunder and all other obligations and liabilities of Seller to Purchaser hereunder on terms and conditions approved in writing by Purchaser and all other terms and conditions of which are satisfactory in form and substance to Purchaser.

“Subservicer”:  Any subservicer approved by Purchaser in its sole discretion, which may be Seller or its permitted successors and assigns.

“Subsidiary”:  With respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Successor Servicer”:  An entity with the necessary Approvals, as the circumstances may require, and designated by Purchaser, in conformity with Section 6(f), to replace Seller as issuer and subservicer, mortgagee or seller/servicer of the Related Mortgage Loans or the Securities related thereto.

“Takeout Commitment”:  A fully executed trade confirmation from the Approved Investor to Seller confirming the details of a forward trade between the Approved Investor and Seller with respect to one or more Securities relating to a Participation Certificate, which trade confirmation shall be enforceable and in full force and effect, and shall be validly and effectively assigned to Purchaser pursuant to a Trade Assignment, and relate to pools of Related Mortgage Loans that satisfy the “good delivery standards” as more particularly set forth in Section 3 hereof.

“Temporary Increase”:  As defined in Section 2(f).

“Test Period”:  Any calendar quarter.

“Total Liabilities”: As of any date of determination, the sum of (a) the total liabilities of Seller on any given date of determination, to be determined in accordance with GAAP consistent with those applied in the preparation of Seller’s financial statements, plus (b) to the extent not already included under GAAP, the total aggregate outstanding amount owed by Seller under any repurchase, refinance or other similar credit arrangements, plus (c) to the extent not already included under GAAP, any “off balance sheet” repurchase, refinance or other similar credit arrangements, less (d) non-recourse debt.

“Trade Assignment”:  A letter substantially in the form of Exhibit B.

“Trade Price”:  The price (expressed as a percentage of the initial principal amount of the Security, as specified in the related Takeout Commitment) equal to 100% of the Applicable Agency TBA trade price.

“Trade Principal”:  An amount equal to the product of (a) the Trade Price and (b) the initial principal amount of the related Security, as specified in the related Takeout Commitment.

“Underwriting Guidelines”:  The standards, procedures and guidelines of Seller for underwriting Mortgage Loans, which are set forth in the written policies and procedures of Seller, the Fannie Mae Single-Family Selling and Servicing Guide, the Freddie Mac Single-Family Seller/Servicer Guide or the underwriting guidelines relating to VA Loans or FHA Loans and such other guidelines as are identified and approved in writing by Purchaser.

“VA”:  United States Department of Veterans Affairs or any successor thereto.

“VA Loan”:  A Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.

“VA Loan Guaranty Agreement”:  The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“Warehouse Lender”:  Any lender providing financing to Seller for the purpose of originating or aggregating Mortgage Loans, which prior to the Purchase Date has a security interest in such Mortgage Loans as collateral for the obligations of Seller to such lender.

“Warehouse Lender’s Release”:  A warehouse lender’s release in substantially the form set forth in the Custodial Agreement.

Section 2.                                           Procedures for Purchases of Participation Certificates; Facility Fee.

(a)                                 Purchaser may, in its sole discretion from time to time until the Expiration Date, but shall have no obligation to, purchase one or more Participation Certificates from Seller; provided, that the conditions set forth in Sections 10(a)(viii) and (x) shall have been satisfied and the Aggregate Purchase Price of such Participation Certificates owned by Purchaser at any given time shall not exceed the Aggregate Transaction Limit; provided further, that no Potential Default or Event of Default exists.  In connection with Purchaser’s purchase of any such Participation Certificate, Seller, on behalf of Purchaser, shall arrange for the Delivery to Purchaser of a Security backed by the Related Mortgage Loans, which Security shall be subject to a Takeout Commitment.  The purchase of any Participation Certificate shall be subject to (i) the receipt by Purchaser of the documents listed in Exhibit C from Seller, in form and substance satisfactory to Purchaser, together with such other information as Purchaser may reasonably request, (ii) the execution of the Custodial Agreement relating to the Participation Certificate by Seller and Custodian and the Electronic Tracking Agreement relating to the Related Mortgage Loans by Seller, MERS and Electronic Agent, and delivery thereof to Purchaser, (iii) Purchaser’s determination that it has satisfactorily completed its due diligence review of Seller’s operations, business, financial condition and underwriting and origination of the Related Mortgage Loans, which review may be conducted by Purchaser from time to time, (iv) the receipt by Purchaser of Seller’s wire instructions, in form and substance satisfactory to Purchaser and (v) no Affiliate Fund being in default under any Indebtedness of such Affiliate Fund with Purchaser or any of Purchaser’s Affiliates.  In accordance with the provisions of the Electronic Tracking Agreement, the Seller shall, at its sole cost and expense, (1) cause each Related Mortgage Loan with respect to which a Participation Certificate is to be sold to the Purchaser on a Purchase Date, the Mortgage for which is recorded in the name of MERS, to be designated a MERS Mortgage Loan and (2) cause the Purchaser to be designated an Associated Member (as defined in the MERS Procedure Manual attached as Exhibit B to the Electronic Tracking Agreement) with respect to each such MERS Mortgage Loan.  Notwithstanding the satisfaction of the conditions specified in this Section 2(a) or anything else herein or in any other Program Document to the contrary, Purchaser is not obligated to purchase any Participation Certificate offered to it hereunder.

(b)                                 If Purchaser elects to purchase any Participation Certificate, Purchaser shall pay (i) to Seller, or (ii) upon the receipt of a Warehouse Lender’s Release, to the applicable Warehouse Lender, on the Purchase Date, the amount of the Purchase Price (less the Holdback Amount) for such Participation Certificate upon receipt of a duly executed and properly completed original Participation Certificate; provided that, if the Purchase Price (less the Holdback Amount) is insufficient to pay the release amount due to the Warehouse Lender, Seller shall remit to Purchaser the difference between the Purchase Price (less the Holdback Amount) and such release amount and Purchaser shall remit the full release amount to the Warehouse Lender.  Effective upon execution and delivery of such Participation Certificate to Purchaser, Seller hereby assigns to Purchaser all of Seller’s right, title and interest in and to such Participation Certificate and a 100% undivided beneficial interest in the Related Mortgage Loans.  In the event that Purchaser does not transmit such payment, (i) any Participation Certificate delivered by Custodian to Purchaser in anticipation of such purchase shall automatically be null and void, and (ii) Purchaser will not consummate the transactions contemplated in the applicable Trade Assignment.

(c)                                  The terms and conditions of the purchase of each Participation Certificate shall be as set forth in this Agreement.  Each Participation Certificate shall be deemed to incorporate, and Seller shall be deemed to make as of the applicable dates specified in Section 9, for the benefit of Purchaser and each Assignee of such Participation Certificate, the representations and warranties set forth in Section 9.

(d)                                 Purchaser shall provide a Confirmation to Seller on or before the Purchase Date or as soon as practicable after the Purchase Date.  In the event of any conflict between the terms of a Confirmation and this Agreement, the Confirmation shall prevail.

(e)                                  For the avoidance of any doubt, it is hereby understood and agreed that Purchaser’s purchase of the beneficial ownership interest in and to Related Mortgage Loans, as evidenced by a Participation Certificate, shall include all of the servicing rights relating to such Mortgage Loans.

(f)                                   Seller may request a temporary increase of the Aggregate Transaction Limit (a “Temporary Increase”) by submitting to Purchaser an executed request for Temporary Increase in the form of Exhibit J hereto (a “Request for Temporary Increase”), setting forth the requested increased Aggregate Transaction Limit, the effective date and time of such Temporary Increase and the date and time on which such Temporary Increase shall terminate.  Purchaser may from time to time, in its sole and absolute discretion, consent to such Temporary Increase, which consent shall be in writing as evidenced by Purchaser’s delivery to Seller of a countersigned Request for Temporary Increase.  At any time that a Temporary Increase is in effect (and only for such time as such Temporary Increase is in effect), the Aggregate Transaction Limit and, if applicable, the Minimum Over/Under Account Balance, shall be increased by the amount of the Temporary Increase for all purposes of this Agreement and all calculations and provisions relating to the Aggregate Transaction Limit, and, if applicable, the Minimum Over/Under Account Balance, shall refer to such increased amount.

(g)                                  Seller shall pay to Purchaser in immediately available funds, a non-refundable Facility Fee.  The Facility Fee shall be deemed due, earned and payable in full on the Effective Date and if this Agreement is renewed, thereafter on or before the anniversary of such date. Upon the early termination of this Agreement, all unpaid installments of the entire Facility Fee will be due and owing and no portion of the Facility Fee shall be refunded. Furthermore, the Facility Fee will be prorated in the event of an increase of the Aggregate Transaction Limit.  The Facility Fee shall be withdrawn from the Seller’s Over/Under Account.

Section 3.                                           Takeout Commitments.

Seller hereby assigns to Purchaser, free of any security interest, lien, claim or encumbrance of any kind, Seller’s rights under each Takeout Commitment to deliver the Security specified therein to the related Takeout Investor and to receive the purchase price therefor from such Takeout Investor.  Subject to Purchaser’s rights hereunder, Purchaser agrees that it will satisfy the obligation under the Takeout Commitment to deliver the Security to the Takeout Investor on the Settlement Date specified therein.  Seller understands that, as a result of this Section 3 and each Trade Assignment, Purchaser will succeed to the rights and obligations of Seller with respect to each Takeout Commitment subject to a Trade Assignment, and that in satisfying each such Takeout Commitment, Purchaser, will stand in the shoes of Seller and, consequently, will be acting as a non-dealer in exercising its rights and fulfilling its obligations assigned pursuant to this Section 3 and each Trade Assignment.

Seller hereby acknowledges that, in order for Purchaser to satisfy the “good delivery standards” of the Securities Industry and Financial Markets Association (“SIFMA”) as set forth in the SIFMA Uniform Practices Manual and SIFMA’s Uniform Practices for the Clearance and Settlement of Mortgage Backed Securities and other Related Securities, in each case, as amended from time to time, Purchaser must deliver each Trade Assignment to the related Takeout Investor no later than seventy-two (72) hours prior to settlement of the related Security.  Seller hereby acknowledges and agrees to deliver each Trade Assignment to Purchaser no later than 1:00 p.m. (Eastern Time) on the date on which such seventy-two (72) hour period commences.

Section 4.                                           Holdback Amount.

(a)                                 Subject to the terms of this Agreement, Purchaser shall pay to Seller the Holdback Amount for each Participation Certificate that Purchaser elects to purchase hereunder.  The

Holdback Amount with respect to a Participation Certificate shall be paid by Purchaser to Seller as provided in Section 4(b) below.

(b)                                 Subject to Section 5(b) and the Purchaser’s right of set-off set forth in Section 13, the Holdback Amount relating to each Participation Certificate shall be paid by Purchaser to Seller not later than the Settlement Date of the related Security; provided, that on the date of any such payment to the Seller, the Holdback Amount shall be (i) reduced by the positive difference (if any) between the Purchase Price Adjustment Amount and the Present Value Adjustment Amount with respect to such Participation Certificate or (ii) increased by the positive difference (if any) between the Present Value Adjustment Amount and the Purchase Price Adjustment Amount with respect to such Participation Certificate.  Notwithstanding any provision hereof to the contrary, no Holdback Amount shall be owed by Purchaser to Seller upon issuance of any Security in the circumstances contemplated in Section 6(f) or if the related Security shall not be issued as a result of a Security Issuance Failure.  No exercise by Purchaser of its rights under this Section 4(b) shall relieve Seller of responsibility or liability for any breach of this Agreement.

(c)                                  Upon exercise by Purchaser of its remedies under Section 6(f), Purchaser’s obligation to pay and Seller’s right to receive any portion of the Holdback Amount relating to such Mortgage Loans shall automatically be canceled and become null and void; provided, that such cancellation shall in no way relieve Seller or otherwise affect the obligation of Seller to indemnify and hold Purchaser harmless as specified in Section 14.  At no time shall Seller have any beneficial interest in the servicing rights with respect to Related Mortgage Loans while the related Participation Certificate is outstanding.

Section 5.                                           Issuance of Securities.

(a)                                 (i)  In connection with the purchase of a Participation Certificate, Seller shall instruct (and, if Seller fails to instruct, then Purchaser may instruct) Custodian to deliver to the Applicable Agency, the documents listed in Exhibit 16-A, 16-B or 16-C of the Custodial Agreement, as applicable, in respect of the Related Mortgage Loans, in the manner and at the time set forth in the Custodial Agreement.  Seller shall thereafter promptly deliver to the Applicable Agency any and all additional documents requested by the Applicable Agency to enable the Applicable Agency to make Delivery to Purchaser of a Security backed by such Mortgage Loans on the related Anticipated Delivery Date.  Seller shall not revoke such instructions to Custodian and shall not revoke its instructions to the Applicable Agency to make Delivery to Purchaser or its designee of a Security backed by such Mortgage Loans.

(ii)                                  Seller shall notify Purchaser, not later than 12:00 noon, Eastern Time, on the second (2nd) Business Day prior to the applicable Settlement Date (a) of the amount of any change in the principal amount of the Mortgage Loans backing each such Security related to such Settlement Date and (b) with respect to FHLMC Securities, the FHLMC mortgage loan pool number applicable to each Security to which such Settlement Date relates.  Upon Delivery of such Security to Purchaser or its designee, Purchaser shall cease to have any interest under such Participation Certificate and in exchange shall have a 100% ownership interest in the related Security.  It is understood and agreed that for so long as Seller is subservicing, or is causing any third party Subservicer to subservice, Related Mortgage Loans, Seller shall retain only bare legal title (and not an equitable interest) in all such Mortgage Loans (other than MERS Mortgage Loans) for the sole purpose of subservicing such Mortgage Loans on a servicing-released basis.

(b)                                 If Delivery of a Security backed by the Mortgage Loans evidenced by a Participation Certificate purchased hereunder has not occurred by 12:00 noon (Eastern Time), on the related Settlement Date as a result of a Security Issuance Failure, then subject to the exercise by Purchaser of its rights set forth in Section 4(c), the Holdback Amount relating to such Participation Certificate shall be reduced on each day during the period from the Settlement Date to (but not including) the earlier of (x) the date of Delivery of such Security, and (y) the date of satisfaction of the obligations of Seller pursuant to the exercise by Purchaser of any remedial election authorized by this Section 5, by an amount equal to the Daily Holdback Reduction Amount.  The Holdback Amount (as reduced by the applicable Daily Holdback Reduction Amounts) relating to such Participation Certificate, if any, shall not be payable until the end of the period specified in the preceding sentence.

(c)                                  If a breach by Seller of this Agreement results in any Related Mortgage Loan being a Defective Mortgage Loan on the Purchase Date of the related Participation Certificate, Purchaser in its sole discretion may require Seller to, upon receipt of notice from Purchaser of its exercise of such right, either (x) immediately repurchase Purchaser’s beneficial ownership interest in such Defective Mortgage Loan by remitting to Purchaser the allocable amount paid by Purchaser for such beneficial interest plus accrued interest at the rate specified in the related Mortgage Note on the principal amount thereof from the date of Purchaser’s purchase of such Participation Certificate to the date of such repurchase together with any Losses suffered by Purchaser relating to such repurchase (including, without limitation, any Losses incurred by Purchaser resulting from adjustments to the trade required by the Takeout Investor), or (y) deliver to Custodian a Mortgage Loan eligible to back such Security in exchange for such Defective Mortgage Loan, which newly delivered Mortgage Loan shall be in all respects acceptable to Purchaser in Purchaser’s sole discretion, and such newly delivered Mortgage Loan will thereupon become one of the Related Mortgage Loans relating to the Participation Certificate.  If the aggregate principal balance of any Mortgage Loans that are accepted by Purchaser pursuant to clause (y) of the immediately preceding sentence is less than the aggregate principal balance of any Defective Mortgage Loan that is being replaced by such Mortgage Loan, Seller shall remit with such Mortgage Loan to Purchaser an amount equal to the difference between the aggregate principal balance of the new Mortgage Loan accepted by Purchaser and the aggregate principal balance of the Defective Mortgage Loan being replaced thereby plus accrued interest on such Defective Mortgage Loan at the rate specified in the related Mortgage Note on the principal amount thereof from the Purchase Date of Purchaser’s purchase of such Participation Certificate to the date of substitution.  If any Related Mortgage Loan becomes thirty (30) or more days past due with respect to the first scheduled monthly payment due Purchaser after the date on which such Related Mortgage Loan was originated and prior to the Anticipated Delivery Date, Seller shall repurchase the beneficial interest in such Related Mortgage Loan as if it were a Defective Mortgage Loan upon direction by Purchaser given no later than one hundred twenty (120) days after the Purchase Date.

(d)                                 No exercise by Purchaser of its rights under this Section 5 shall relieve Seller of responsibility or liability for any breach of this Agreement.

Section 6.                                           Servicing of the Mortgage Loans; Events of Default.

(a)                                 Upon payment of the Purchase Price (subject to Section 4), Purchaser shall own a 100% undivided beneficial interest in the servicing rights related to the Related Mortgage Loans and all source files, documents, agreements and papers related to servicing the Related Mortgage Loans and shall own all derivative information created by Seller or other third party used or useful in servicing such Mortgage Loans.  Seller and Purchaser each agrees and acknowledges that a 100% undivided beneficial interest in Related Mortgage Loans shall be sold to Purchaser on a servicing released basis, subject to the termination rights provided in this Agreement, including, without limitation, Section 6(f) of this Agreement, and that Purchaser is engaging, and Purchaser does hereby engage, Seller to provide, or cause a third party Subservicer to provide, subservicing of each Related Mortgage Loan for the benefit of Purchaser (and any other registered holder of the related Participation Certificate) on the Purchase Date for each transaction.  Seller shall have no further servicing obligations or duties to Purchaser under the terms of this Agreement with respect to the Related Mortgage Loans upon issuance of the Security.

For so long as a Participation Certificate is outstanding, Seller shall neither assign, encumber or pledge its obligation to subservice the Related Mortgage Loans in whole or in part, nor delegate its rights or duties under this Agreement to any Person other than a Subservicer, without the prior written consent of Purchaser, the granting of which consent shall be in the sole discretion of Purchaser.  Seller hereby acknowledges and agrees that (i) Purchaser is entering into this Agreement in reliance upon Seller’s representations as to the adequacy of its financial standing, servicing facilities, personnel, records, procedures, reputation and integrity, and the continuance thereof; and (ii) Seller’s engagement hereunder to provide mortgage servicing for the benefit of Purchaser (and any other registered holder of the Participation Certificate) is intended by the parties to be a “personal service contract” and Seller is hereunder intended by the parties to be an “independent contractor”.

(b)                                 Seller shall, and shall cause any third party Subservicer to, subservice and administer the Related Mortgage Loans relating to a Participation Certificate on behalf of Purchaser in accordance with Accepted Servicing Practices.  Neither Seller nor any Subservicer shall have the right to modify or alter the terms of any Related Mortgage Loan or consent to the modification or alteration of the terms of any Related Mortgage Loan except in Strict Compliance with the related Agency Program.  Seller shall, and shall cause any third party Subservicer to, at all times maintain accurate and complete records of its servicing of the Related Mortgage Loans, and Purchaser may, at any time during Seller’s business hours on reasonable notice, examine and make copies of such Servicing Records.  Seller agrees that Purchaser is the 100% beneficial owner of all Servicing Records relating to the Related Mortgage Loans.  Seller covenants to hold such Servicing Records for the benefit of Purchaser and to safeguard such Servicing Records and to deliver them promptly to Purchaser or its designee (including the Custodian) at Purchaser’s request or otherwise as required by operation of this Section 6.  In addition, if Delivery of a Security is not made to Purchaser on or before the Anticipated Delivery Date, Seller shall deliver to Purchaser monthly reports regarding the status of those Related Mortgage Loans for which a Security has not yet been issued, which reports shall include, but shall not be limited to, a description of those Related Mortgage Loans in default for more than thirty (30) days, and such other circumstances with respect to any Related Mortgage Loans (whether or not such Related Mortgage Loans are included in the foregoing list) that could materially adversely affect any of such Related Mortgage Loans, Purchaser’s beneficial interest in such Related Mortgage Loans or the collateral securing any of such Related Mortgage Loans.  Seller shall deliver such a report to Purchaser every thirty (30) days until (i) Delivery of the related Security to Purchaser or (ii) the exercise by Purchaser of any remedial election pursuant to Section 5.  In no event shall Seller delegate any of its subservicing duties hereunder to any other Person without first obtaining the prior written consent of Purchaser.

(c)                                  Seller, as servicer, shall establish and maintain with Purchaser a separate custodial account (the “Custodial Account”) entitled “PennyMac Loan Services, LLC Custodial Account, for the benefit of Bank of America, N.A. and its assignees under the Mortgage Loan Participation Purchase and Sale Agreement dated as of August 13, 2014” and shall promptly deposit into such account in the form received, with any necessary endorsements, all collections received in respect of the Related Mortgage Loans relating to Participation Certificates purchased by Purchaser hereunder.

(d)                                 Amounts deposited in the Custodial Account with respect to any Related Mortgage Loan relating to Participation Certificates purchased by Purchaser hereunder shall be held for the benefit of Purchaser and shall be released only as follows:

(i)                                     Except as otherwise provided in Section 6(d)(ii), upon either (x) the Settlement Date (unless there is a Security Issuance Failure) or (y) if earlier, on the date required by the Applicable Agency Guide, amounts deposited in the Custodial Account shall be released to Seller.  Notwithstanding the foregoing, all amounts relating to Participation Certificates purchased by Purchaser hereunder and deposited in the Custodial Account shall be released to Seller upon the Settlement Date of the related Security (unless there is a Security Issuance Failure) only if, and to the extent that, there are no amounts due and payable to Purchaser hereunder.  The amounts paid to Seller (if any) pursuant to this Section 6(d)(i) shall constitute the sole compensation of the Seller or the related third party Subservicer, as applicable, for subservicing the Related Mortgage Loans as provided in this Section 6.

(ii)                                  If Successor Servicer takes delivery of such Mortgage Loans either under the circumstances set forth in Section 6(f) or otherwise, all amounts deposited in the Custodial Account shall be paid to Purchaser promptly upon such delivery.

(iii)                               If a Security is not issued solely as a result of a Security Issuance Failure during the month in which the related Settlement Date occurs, in any period thereafter during which Seller or a third party Subservicer remains as subservicer, all amounts deposited in the Custodial Account shall be released only in accordance with Purchaser’s written instructions.

(e)                                  Purchaser (or any other registered holder of the Related Participation Certificate) shall be entitled to (i) retain all Holdback Amounts in accordance with Section 4, and all amounts on deposit in the Over/Under Account in accordance with Section 11, (ii) declare all amounts payable by Seller to Purchaser hereunder to be immediately due and payable, (iii) effect termination of Seller’s subservicing rights and obligations respecting the affected Related Mortgage Loans as provided in Section 6(f), (iv) take possession of the Related Mortgage Loans, including any records that pertain thereto, (v) proceed against Seller for any deficiencies, (vi) liquidate, terminate and accelerate this Agreement and all transactions hereunder, and (vii) pursue any other rights and/or remedies available at law or in equity against Seller, upon the occurrence of any of the following circumstances or events (“Events of Default”):

(i)                                     any failure by Seller to remit to Purchaser (or other registered holder of the Participation Certificate) when due any payment required to be made under the terms of this Agreement or such Participation Certificate; or

(ii)                                  failure by Seller or Guarantor, as applicable, duly to observe or perform in any material respect (a) Seller’s covenants in Section 10(j), or (b) any of Seller’s or Guarantor’s other covenants or agreements set forth in this Agreement or in any other Program Document which, in the case of this clause (b), continues unremedied for a period of five (5) Business Days (or such longer period provided in the relevant notice to Seller) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Seller or Guarantor, as applicable, by Purchaser; or

(iii)                               any representation, warranty or certification made or deemed made herein or in any other Program Document by Seller or any certificate furnished to Purchaser pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

(iv)                              a breach by Guarantor of any material representation, warranty or covenant set forth in the Guaranty or any other Program Document, any “event of default” by Guarantor under the Guaranty, any repudiation of the Guaranty by Guarantor, or if the Guaranty is not enforceable against Guarantor; or

(v)                                 an Act of Insolvency shall have occurred with respect to Seller, Guarantor or any Affiliate thereof; or

(vi)                              Seller ceases to meet the qualifications for maintaining all Approvals, such Approvals are revoked or such Approvals are materially modified; or

(vii)                           Seller attempts to assign its right to servicing compensation hereunder or to resell an ownership interest in a Related Mortgage Loan in a manner inconsistent with the terms hereof, or Seller attempts without the consent of Purchaser to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a subservicer); or

(viii)                        a Material Adverse Effect shall have occurred with respect to Seller or any of its Affiliates; or

(ix)                              Seller’s membership in MERS is terminated for any reason or Seller shall fail to enter into the Electronic Tracking Agreement with the Purchaser; or

(x)                                 Seller, Guarantor or Affiliates thereof shall be in default under (A) any Indebtedness of Seller, Guarantor or any Affiliate with Purchaser or any of its Affiliates; (B) any Indebtedness, in the aggregate, in excess of $1 million of Seller, Guarantor or any Affiliate thereof, which default (x) involves the failure to pay a matured obligation, or (y) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (C) any other contract or contracts, in the aggregate in excess of $1 million to which Seller, Guarantor or any Affiliate thereof is a party which default (x) involves the failure to pay a matured obligation, or (y) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract; or

(xi)                              A Responsible Officer of Seller or Guarantor shall admit its inability to, or its intention not to, perform any of Seller’s obligations or Guarantor’s obligations hereunder or the Guaranty or Purchaser reasonably believes that Seller or Guarantor is unable to perform fully when such performance will become due any obligation on Seller’s or Guarantor’s part to any broker, dealer, bank or other financial institution in respect of a transaction involving securities, commodities or other instruments not then due (regardless of whether Purchaser has any right, title or interest therein); or

(xii)                           in the event of a Security Issuance Failure.

(f)                                   Purchaser, in its sole discretion, may terminate Seller’s rights and obligations as subservicer of the affected Related Mortgage Loans and require Seller to deliver the related Servicing Records to Purchaser or its designee upon the occurrence of (i) an Event of Default, (ii) Seller’s failure to comply with any of its obligations set forth in Section 5(c), or (iii) Seller’s breach of Sections 9(a)(x) or 9(b)(ix), by delivering written notice to Seller requiring such termination.  For the avoidance of doubt, any termination of the Seller’s rights as subservicer of the affected Related Mortgage Loans by the Purchaser as a result of clauses (i), (ii) or (iii) of the foregoing sentence shall be deemed part of an exercise of the Purchaser’s rights to cause the liquidation, termination or acceleration of this Agreement.  Such termination shall be effective upon Seller’s receipt of such written notice; provided, that Seller’s subservicing rights shall be terminated immediately upon the occurrence of any event described in Section 6(e)(iv), regardless of whether notice of such event shall have been given to or by Purchaser or Seller.  Upon any such termination, all authority and power of Seller respecting its rights to subservice and duties under this Agreement relating thereto, shall pass to and be vested in the Successor Servicer appointed by Purchaser and Purchaser is hereby authorized and empowered to transfer such rights to subservice the Related Mortgage Loans for such price and on such terms and conditions as Purchaser shall reasonably determine; provided, that to the extent the Applicable Agency proceeds to issue a Security with respect to the Related Mortgage Loans, Purchaser shall convey the servicing rights and the rights to subservice such Mortgage Loans in accordance with such Applicable Agency’s instructions.  Seller shall promptly take such actions and furnish to Purchaser such documents that Purchaser deems necessary or appropriate to enable Purchaser to obtain a Security backed by such Mortgage Loans or to enforce such Mortgage Loans, as appropriate, and shall perform all acts and take all actions so that the Related Mortgage Loans and all files and documents relating to such Mortgage Loans held by Seller, together with all escrow amounts relating to such Mortgage Loans, are delivered to Successor Servicer, including but not limited to preparing, executing and delivering to the Successor Servicer any and all documents and other instruments, placing in the Successor Servicer’s possession all Servicing Records pertaining to such Mortgage Loans and doing or causing to be done, all at Seller’s sole expense.  To the extent that the approval of the Applicable Agency is required for any such sale or transfer, Seller shall fully cooperate with Purchaser to obtain such approval.  All amounts paid by any purchaser of such rights to service or subservice the Related Mortgage Loans shall be the property of Purchaser.  The subservicing rights required to be delivered to Successor Servicer in accordance with this Section 6(f) shall be delivered free of any servicing rights in favor of Seller or any third party (other than Purchaser) and free of any title, interest, lien, encumbrance or claim of any kind of Seller other than bare legal title to the Mortgage Loans.  No exercise by Purchaser of its rights under this Section 6(f) shall relieve Seller of responsibility or liability for any breach of this Agreement.

Section 7.                                           Transfers of Participation Certificates and Securities by Purchaser.  Purchaser may, in its sole discretion and without the consent of Seller, assign all of its right, title and interest or grant a security interest in any Participation Certificate and the related servicing rights, each Security in respect thereof of which Delivery is made to Purchaser and all rights of Purchaser under this Agreement (including, but not limited to, the Custodial Account) in respect of such Participation Certificate and such Security, to any person (an “Assignee”), subject only to an obligation on the part of the Assignee to deliver each such Security to the Takeout Investor or to Purchaser to permit Purchaser or its designee to make delivery thereof to the Takeout Investor.  Assignment by Purchaser of a Participation Certificate and the related servicing rights as provided in this Section 7 will not release Purchaser from its obligations otherwise under this Agreement.

Without limitation of the foregoing, an assignment of a Participation Certificate and the related servicing rights to an Assignee, as described in this Section 7, shall be effective upon delivery of the Participation Certificate to the Assignee or its designee, together with a duly executed Assignment substantially in the form of Exhibit E (with a copy to Seller).

Section 8.                                           Record Title to Mortgage Loans; Intent of Parties; Security Interest.

(a)                                 From and after the issuance and delivery of the Related Participation Certificate, and subject to the remedies of Purchaser in Section 5, Seller or Subservicer as subservicer shall remain the last named payee or endorsee of each Mortgage Note and the mortgagee or assignee of record of each Mortgage (except with respect to any MERS Mortgage Loan) and shall retain only bare legal title (and not an equitable interest) in the Related Mortgage Loan, all for the benefit of Purchaser for the sole purpose of facilitating the subservicing of such Mortgage Loan and the issuance of a Security backed by such Mortgage Loan.  Where Seller has appointed FHLMC as Custodian, the parties hereto acknowledge that the Mortgage Notes acquired hereunder have been deposited with FHLMC to facilitate the issuance of FHLMC Securities with respect thereto and that prior to such issuance FHLMC is holding such Mortgage Notes as Custodian for Purchaser.

(b)                                 Seller shall maintain a complete set of books and records for each Related Mortgage Loan which shall be clearly marked to reflect the beneficial ownership interest in each Related Mortgage Loan of the holder of the Related Participation Certificate.  Seller shall notify MERS of the beneficial ownership interest of Purchaser in each MERS Mortgage Loan through the MORNET system or any other comparable system acceptable to MERS.

(c)                                  Purchaser and Seller confirm that the transactions contemplated herein are intended to be sales of the Participation Certificates by Seller to Purchaser rather than borrowings secured by the Participation Certificates.  In the event, for any reason, any transaction is construed by any court or regulatory authority as a borrowing rather than as a sale, Seller and Purchaser intend that Purchaser or its Assignee, as the case may be, shall have a perfected first priority security interest in Seller’s interest in the Participation Certificates, all of the servicing rights with respect to the Related Mortgage Loans, the Custodial Account and all amounts on deposit therein, the Related Mortgage Loans subject to each Participation Certificate, all documents, records (including, without limitation, Servicing Records and copies of all documentation in connection with the underwriting and origination of any Related Mortgage Loan that evidences compliance with the Ability to Repay Rule and the QM Rule), instruments and data evidencing the Related Mortgage Loans and the servicing thereof, the Securities to be issued as contemplated hereunder and all proceeds thereof, the Takeout Commitments, any funds of the Seller at any time deposited or held in the Over/Under Account and the proceeds of any and all of the foregoing (collectively, the “Collateral”), free and clear of adverse claims.  In any case, Seller hereby grants to Purchaser or its Assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims.  This Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest herein granted to Purchaser, and Purchaser or each such Assignee shall have all of the rights of a secured party under applicable law.  Without limiting the generality of the foregoing and for the avoidance of doubt, if any determination is made that the servicing rights with respect to the Related Mortgage Loans were not sold by Seller to Purchaser or that that such servicing rights are not an interest in the Related Mortgage Loans and are severable from the Related Mortgage Loans despite Purchaser’s and Seller’s express intent herein to treat them as included in the purchase and sale transaction, Seller hereby expressly pledges, assigns and grants to Purchaser a continuing first priority security interest in and lien upon the servicing rights and all documentation and rights to receive documentation related to such servicing rights and the servicing of each of the Related Mortgage Loans (the “Related Credit Enhancement”).  The Collateral and Related Credit Enhancement is hereby pledged as further security for Seller’s obligations to Purchaser hereunder.

(d)                                 Upon request of Purchaser, Seller shall prepare and deliver to MERS an Assignment of Mortgage from MERS to Purchaser or its designee.  Upon due execution by MERS, Seller shall cause such Assignment of Mortgage to be recorded in the public land records upon request of Purchaser.

Section 9.                                           Representations and Warranties.

(a)                                 Each of Seller and Guarantor hereby represents and warrants to Purchaser as of the date hereof and with respect to the Related Mortgage Loans as of the date of each issuance and delivery of a Participation Certificate that:

(i)                                     The consideration received by Seller upon the sale of each Participation Certificate will constitute reasonably equivalent value and fair consideration for the beneficial ownership interest in the Mortgage Loans evidenced by that Participation Certificate;

(ii)                                  Each of Seller and Guarantor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware;

(iii)                               Each of Seller and Guarantor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws, rules and regulations.  Seller has the requisite power and authority and legal right to originate and purchase Related Mortgage Loans (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Related Mortgage Loans.  Each of Seller and Guarantor has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement and each Program Document;

(iv)                              Each of Seller and Guarantor has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect;

(v)                                 Each of Seller and Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Documents, as applicable.  This Agreement and the Program Documents have been (or, in the case of Program Documents not yet executed, will be) duly authorized, executed and delivered by Seller and Guarantor, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller and Guarantor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity;

(vi)                              No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable law in connection with the execution, delivery and performance by Seller or Guarantor of this Agreement and the Program Documents;

(vii)                           Seller has not sold, assigned, transferred, pledged or hypothecated any interest in any Participation Certificate or Related Mortgage Loan (except to any Warehouse Lender which provides a Warehouse Lender’s Release) to any person other than Purchaser, and upon delivery of a Participation Certificate to Purchaser, Purchaser will be the sole owner thereof, free and clear of any lien, claim or encumbrance;

(viii)                        Neither this Agreement nor any representations and warranties or information relating to Seller that Seller has delivered or caused to be delivered to Purchaser, including, but not limited to, all documents related to this Agreement, each other Program Document or Seller’s financial statements, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein or herein in light of the circumstances under which they were made, not misleading.  Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change that would render any of such documents or information untrue or misleading in any material respect;

(ix)                              There is no action, proceeding or investigation pending with respect to which either Seller or Guarantor has received service of process or, to the best of Seller’s or Guarantor’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any transaction or any Program Document, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Program Document, (C) makes a claim individually in an amount greater than $5,000,000 or in an aggregate amount greater than $10,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Related Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any Program Document;

(x)                                 Seller is an FHA-approved mortgagee and a VA-approved lender. Seller is also approved by Fannie Mae as an approved seller/servicer, Freddie Mac as an approved seller/servicer, GNMA as an approved issuer to the extent previously approved and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.  In each such case, Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur prior to the issuance of the Security or the consummation of the Takeout Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the Applicable Agency or to the Department of Housing and Urban Development, FHA or VA.  Should Seller for any reason cease to possess all such applicable approvals, or should a change in insurance coverage require notification to the Applicable Agency or to the Department of Housing and Urban Development, FHA, or VA, Seller shall so notify Purchaser immediately in writing.  Subservicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Related Mortgage Loans and in accordance with Accepted Servicing Practices;

(xi)                              The Custodian is an eligible custodian under each Agency Guide and each Agency Program, and is not an Affiliate of Seller; and

(xii)                           The Agreement, each other Program Document, any other document contemplated hereby or thereby and each transaction have not been entered into fraudulently by Seller hereunder or the Custodian, or with the intent to hinder, delay or defraud any creditor or Purchaser.

(b)                                 Seller hereby represents and warrants to Purchaser with respect to each Related Mortgage Loan as of the date of the Purchase Date in respect of the Related Participation Certificate that:

(i)                                     Such Mortgage Loan was, immediately prior to the sale to Purchaser of the Related Participation Certificate, owned solely by Seller, is not subject to any lien, claim or encumbrance (other than the lien of a Warehouse Lender), including, without limitation, any such interest pursuant to a loan or credit agreement for warehousing mortgage loans, and was originated and serviced in accordance with all applicable law and regulations, including without limitation the Federal Truth-in-Lending Act, the Real Estate Settlement Procedures Act, regulations issued pursuant to any of the aforesaid, and any and all rules, requirements, guidelines and announcements of the Applicable Agency, and, as applicable, the FHA and VA, as the same may be amended from time to time;

(ii)                                  The improvements on the land securing such Mortgage Loan are and will be kept insured at all times by responsible insurance companies reasonably acceptable to Purchaser against fire and extended coverage hazards under policies, binders or certificates of insurance with a standard mortgagee clause in favor of Seller and its assigns, providing that such policy may not be canceled without prior notice to Seller.  Any proceeds of such insurance shall be held in trust for the benefit of Purchaser.  The scope and amount of such insurance shall satisfy the rules, requirements, guidelines and announcements of the Applicable Agency, and shall in all cases be at least equal to the lesser of (A) the principal amount of such Mortgage Loan or (B) the maximum amount permitted by applicable law, and shall not be subject to reduction below such amount through the operation of a coinsurance, reduced rate contribution or similar clause;

(iii)                               Each Mortgage is a valid first lien on the Mortgaged Property and is covered by an attorney’s opinion of title acceptable to the Applicable Agency or by a policy of title insurance on a standard ALTA or similar lender’s form in favor of Seller and its assigns, subject only to exceptions permitted by the applicable Agency Program.  Seller shall hold for the benefit of Purchaser such policy of title insurance, and, upon request of Purchaser, shall immediately deliver such policy to Purchaser or to the Custodian on behalf of Purchaser;

(iv)                              To the extent applicable, such Mortgage Loan is either insured by the FHA under the National Housing Act, guaranteed by the VA under the Servicemen’s Readjustment Act of 1944 or is otherwise insured or guaranteed or eligible to be insured or guaranteed in accordance with the requirements of the applicable Agency Program and is not subject to any defect that would prevent recovery in full or in part against the FHA, VA or other insurer or guarantor, as the case may be;

(v)                                 Such Mortgage Loan is in Strict Compliance with the requirements and specifications (including, without limitation, all representations and warranties required in respect thereof) set forth in the applicable Agency Guide;

(vi)                              Such Mortgage Loan conforms in all respects with all requirements of the Takeout Commitment applicable to the Security to be backed by such Mortgage Loan.  Each Takeout Commitment is valid and enforceable and Seller has no knowledge that Takeout Investor will not be able to perform under the terms of such Takeout Commitment;

(vii)                           With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the schedule of Mortgage Loans attached to the Related Participation Certificate;

(viii)                        With respect to each MERS Mortgage Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(ix)                              To the extent applicable, each Mortgage Loan is being serviced by a mortgage sub-servicer having all Approvals necessary to make such Mortgage Loan eligible to back a GNMA Security, FNMA Security, or FHLMC Security, as applicable;

(x)                                 Each Mortgage Loan is eligible for sale to the Applicable Agency, and fully complies with all of the terms and conditions, including any covenants, representations and warranties, in the applicable Agency Guide;

(xi)                              No servicing agreement (other than any Servicing Agreement) has been entered into with respect to the Mortgage Loan, or any such servicing agreement has been terminated and there are no restrictions, contractual or governmental, which would impair the ability of Purchaser or Purchaser’s designees from servicing the Mortgage Loans;

(xii)                           The Purchase Price of the Participation Certificate to which such Mortgage Loan relates, when added to the Aggregate Purchase Price, does not exceed, the Aggregate Transaction Limit;

(xiii)                        Each Mortgage Loan satisfies the following criteria:

(1)                                 Such Mortgage Loan is a Qualified Mortgage;

(2)                                 Such Mortgage Loan is accurately identified in writing to Purchaser as either a Safe Harbor Qualified Mortgage or a Rebuttable Presumption Qualified Mortgage;

(3)                                 Prior to the origination of such Mortgage Loan, the related originator made a reasonable and good faith determination that the related Mortgagor would have a reasonable ability to repay such Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c)(2);  and

(4)                                 Such Mortgage Loan is supported by documentation that evidences compliance with the Ability to Repay Rule and the QM Rule; and

(xiv)                       There is no action, suit or proceeding instituted by or against or threatened against Seller in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic) that questions or challenges the compliance of any Mortgage Loan (or the related underwriting) with the Ability to Repay Rule or the QM Rule.

The representations and warranties of Seller in this Section 9 are unaffected by and supersede any provision in any endorsement of any Related Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty.

Section 10.                                    Covenants of Seller.  Each of Seller and Guarantor hereby covenants and agrees with Purchaser for so long as any Participation Certificate remains outstanding as follows:

(a)                                 Seller or Guarantor shall furnish to Purchaser (x) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, Potential Defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller or Guarantor hereunder which is given to Seller’s lenders, (y) immediately, notice of the occurrence of any Event of Default hereunder or default or breach by Seller, Guarantor or Subservicer of any obligation under any Program Document or any material contract or agreement of Seller, Guarantor or Subservicer or the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party and (z) the following:

(i)                                     As soon as available and in any event within forty (40) calendar days after the end of each calendar month, the unaudited consolidated balance sheets of Guarantor and its consolidated Subsidiaries and the unaudited balance sheet of Seller, each as at the end of such period and the related unaudited consolidated statements of income for Guarantor and its consolidated Subsidiaries and Seller for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Guarantor or Seller, as applicable, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Guarantor and its consolidated Subsidiaries or Seller, as applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(ii)                                  As soon as available and in any event within forty (40) calendar days after the end of each calendar quarter, the unaudited consolidated cash flow statements of Guarantor and its consolidated Subsidiaries and the unaudited cash flow statements of Seller, each as at the end of such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Guarantor or Seller, as applicable, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Guarantor and its consolidated Subsidiaries or Seller, as applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(iii)                               As soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor and Seller, the consolidated balance sheets of Guarantor and its consolidated Subsidiaries and the balance sheet of Seller, each as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated Subsidiaries and Seller for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Purchaser in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements or financial statements, as applicable, fairly present the consolidated financial condition or financial condition, as applicable, and results of operations of Guarantor and its respective consolidated Subsidiaries or Seller, as applicable, as at the end of, and for, such fiscal year in accordance with GAAP;

(iv)                              Such other prepared statements that Purchaser may reasonably request;

(v)                                 Promptly, and in any event within ten (10) days after service of process on any of the following, give to Purchaser notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than $5,000,000 or in an aggregate amount greater than $10,000,000, (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect or (iv) questions or challenges compliance of any Related Mortgage Loan with the Ability to Repay Rule or QM Rule. On each Reporting Date, Seller and Guarantor, as applicable, will provide to Purchaser a litigation docket listing all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority. Seller and Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder, the filing, recording or assessment of any material federal, state or local tax lien against it, or any of its assets;

(vi)                              Promptly upon becoming aware thereof (but in no event later than three (3) Business Days after becoming aware), written notice, in a reasonable detail of:

(1)                                 The occurrence of any Potential Default or any Event of Default;

(2)                                 Any Related Mortgage Loan that is or becomes a Defective Mortgage Loan;

(3)                                 Any Approved Investor threatens to set off any amounts owed by Seller to such Approved Investor exceeding $250,000 in the aggregate against the purchase proceeds owed by the Approved Investor to Purchaser;

(4)                                 Upon Seller becoming aware of any termination or threatened termination by any Applicable Agency of the Custodian as an eligible custodian;

(vii)                           As soon as available, and in any event within thirty (30) days of receipt, copies of relevant portions of all final written Applicable Agency, FHA, VA, Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Seller’s operations;

(viii)                        If applicable, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings (other than 8-Ks) by Guarantor, Seller or any Affiliate, within 5 Business Days of their filing with the SEC; provided, that, Guarantor, Seller or any Affiliate will provide Purchaser with a copy of the annual 10-K filed with the SEC by Guarantor, Seller or their Affiliates, no later than 90 days after the end of the year;

(ix)                              Any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Seller or Subservicer;

(x)                                 Any change in Seller’s chief executive office or change in its jurisdiction of organization from the jurisdiction; provided, that Seller has provided Purchaser 30 days’ prior written notice of such change;

(xi)                              From time to time such other information regarding the financial condition, operations, or business of Seller or Guarantor as Purchaser may reasonably request;

(xii)                           Prior to the first Purchase Date hereunder and at the request of Purchaser at any time thereafter:

(1)                                 A copy of an Officer’s Certificate in the form attached hereto as Exhibit G together with (1) the certificate of formation of Seller and Guarantor and any amendments thereto, certified by the Secretary of State of Seller’s and Guarantor’s state of incorporation, (2) a copy of Seller’s and Guarantor’s operating agreement, together with any amendments thereto, and (3) a copy of the resolutions adopted by Seller’s and Guarantor’s Board of Directors authorizing Seller and Guarantor to enter into this Agreement and the Custodial Agreement and authorizing one or more of Seller’s and Guarantor’s officers to execute the documents related to this Agreement and the Custodial Agreement.

(2)                                 An opinion of Seller’s and Guarantor’s counsel as to such matters as Purchaser may reasonably request (including, without limitation, with respect to Purchaser’s first priority lien on and perfected security interest in the Related Mortgage Loans, a no material litigation, non-contravention, enforceability and corporate opinion with respect to Seller and Guarantor, an opinion with respect to the inapplicability of the Investment Company Act to Seller and Guarantor, an opinion that this Agreement constitutes a “securities contract” within the meaning of the Bankruptcy Code and an opinion that no transaction constitutes an avoidable transfer under Section 546(e) of the Bankruptcy Code), in form and substance acceptable to Purchaser and from nationally recognized counsel acceptable to Purchaser.

(3)                                 Evidence that all other actions necessary or, in the opinion of Purchaser, desirable to perfect and protect Purchaser’s interest in the Related Mortgage Loans and other Collateral have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements on Form UCC-1.

(xiii)                        Prior to the first Purchase Date and each subsequent Purchase Date hereunder, Seller shall have paid to Purchaser that portion of the Facility Fee that is due and owing.

(xiv)                       On each Purchase Date hereunder, Seller shall provide to Purchaser an Officer’s Certificate in the form attached hereto as Exhibit H.

(xv)                          Together with the financial statements required to be delivered pursuant to Section 10(a)(i),  Section 10(a)(ii) and Section 10(a)(iii), Seller shall deliver to Purchaser an Officer’s Certificate in the form of Exhibit D to the Master Repurchase Agreement. Seller’s obligation to provide such Officer’s Certificate shall be waived for such periods during which Seller shall be a party to a Master Repurchase Agreement with Purchaser and shall be in compliance with Seller’s obligations under Section 17(b) of such Master Repurchase Agreement.

(xvi)                       On each Purchase Date hereunder, Seller shall provide to Purchaser a schedule identifying each Related Mortgage Loan as either a Safe Harbor Qualified Mortgage or a Rebuttable Presumption Qualified Mortgage, as applicable.

(b)                                 Neither Seller nor any Affiliate thereof will acquire at any time any Participation Certificate or any other economic interest in or obligation with respect to any Related Mortgage Loan except for the subservicing rights relating thereto and bare legal title to the Related Mortgage Loans.

(c)                                  [Reserved].

(d)                                 Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, any sale of a Participation Certificate to Purchaser.

(e)                                  Seller will not sell any Participation Certificate to Purchaser with any intent to hinder, delay or defraud any of Seller’s creditors.

(f)                                   Seller shall take all necessary actions to maintain its Approvals at all times during the term of this Agreement.  If, for any reason, Seller ceases to maintain such Approvals, Seller shall so notify Purchaser immediately.

(g)                                  Seller will comply in all material respects with all laws, rules and regulations to which it is or may become subject.

(h)                                 Seller shall, upon request of Purchaser, promptly execute and deliver to Purchaser all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action as Purchaser may require more effectively to transfer, convey, assign to and vest in Purchaser and to put Purchaser in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement.

(i)                                     The Seller is a member of MERS in good standing and current in the payment of all fees and assessments imposed by MERS, and has complied with all rules and procedures of MERS.  In connection with the assignment of any Related Mortgage Loan registered on the MERS System, the Seller agrees that at the request of the Purchaser it will, at the Seller’s own cost and expense, cause the MERS System to indicate that a beneficial interest in such Mortgage Loan has been transferred to the Purchaser in accordance with the terms of this Agreement by including in MERS’ computer files (a) the code in the field which identifies the specific owner of the Related Mortgage Loans and (b) the code in the field “Pool Field” which identifies the series in which such Mortgage Loans were sold.  The Seller further agrees that it will not alter codes referenced in this paragraph with respect to any Related Mortgage Loan at any time that such Mortgage Loan is subject to this Agreement, and the Seller shall retain its membership in MERS at all times during the term of this Agreement.

(j)                                    (a)                                 Adjusted Tangible Net Worth.  Seller shall maintain an Adjusted Tangible Net Worth of at least $200,000,000.

(b)                                 Total Liabilities to Adjusted Tangible Net Worth Ratio.  On and after December 31, 2012, Seller’s ratio of Total Liabilities to Adjusted Tangible Net Worth shall not exceed 10:1.

(c)                                  Maintenance of Liquidity.  Seller shall maintain a Liquidity of not less than $20,000,000.

(d)                                 Maintenance of Profitability.  Seller shall not permit, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

(k)                                 Seller, Guarantor and Purchaser each agree that should Seller, Guarantor or any Affiliate thereof enter into a repurchase agreement, warehouse facility, guaranty or similar credit facility with any Person other than Purchaser or an Affiliate of Purchaser which by its terms provides any of the following (each, a “More Favorable Agreement”):

(1)  more favorable terms with respect to any guaranties or financial covenants, including without limitation covenants covering the same or similar subject matter set forth in Sections 10(j) and 10(l) hereof; or

(2)  a requirement that Seller has added or will add any Person other than Purchaser or an Affiliate of Purchaser as a loss payee under Seller’s Fidelity Insurance;

then the Seller shall provide the Purchaser with prompt notice of such more favorable terms contained in such More Favorable Agreement and the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement, such that such terms operate in favor of Purchaser or an Affiliate of Purchaser; provided, that in the event that such More Favorable Agreement is terminated, upon notice by Seller to Purchaser of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated.  Seller, Guarantor and Purchaser further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.  Promptly upon Seller, Guarantor or any Affiliate thereof entering into a repurchase agreement or other credit facility with any Person other than Purchaser, Seller or Guarantor, as applicable, shall deliver to Purchaser a true, correct and complete copy of such repurchase agreement, loan agreement, guaranty or other financing documentation.

(l)                                     If a Potential Default has occurred and is continuing, neither Seller nor Guarantor shall pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller or Guarantor.

(m)                             [Reserved].

(n)                                 Seller shall deliver to Purchaser, with reasonable promptness upon Purchaser’s request: (i) copies of any reports related to the Participation Certificates and the Related Mortgage Loans, (ii) copies of all documentation in connection with the underwriting and origination of any Related Mortgage Loan that evidences compliance with the Ability to Repay Rule and the QM Rule, as applicable, and (iii) any other information in Seller’s possession related to the Participation Certificates and the Related Mortgage Loans.

Section 11.                                    Over/Under Account.

(a)                                 Seller shall at all times maintain a balance in the Over/Under Account of not less than the Minimum Over/Under Account Balance.  The Over/Under Account shall be used to assist in settling Seller’s payment obligations to Purchaser under this Agreement.  Purchaser shall not be required to segregate and hold funds deposited by or on behalf of Seller in the Over/Under Account separate and apart from Purchaser’s own funds or funds deposited by or held for others.  Upon the occurrence of a Potential Default or an Event of Default, Purchaser shall have the right to increase the Minimum Over/Under Account Balance Seller is required to maintain in the Over/Under Account by giving notice to Seller thereof.  If Seller fails to deposit funds in the Over/Under Account to comply with any such required increase within the time frame required by Purchaser, Purchaser shall have the right to retain in the Over/Under Account any amounts received by Purchaser on behalf of Seller or otherwise credited to the Over/Under Account to comply with any such required increase, including, without limitation, any purchase proceeds received by Purchaser from any Takeout Investor pursuant to Section 3.  Purchaser shall not be liable to Seller for any costs, losses or damages arising from or relating to the increase of the Minimum Over/Under Account Balance that Seller is required to maintain in the Over/Under Account or retention of excess funds by Purchaser to comply with any such increase.  For the sake of clarity, only one Over/Under Account shall be maintained by Purchaser for Seller in connection with this Agreement and the Master Repurchase Agreement, if any, and such Over/Under Account shall be subject to the terms of this Agreement as well as the Master Repurchase Agreement, if any.(b)       Within one (1) Business Day of Purchaser’s receipt of a payment from Seller or a Takeout Investor, Purchaser shall credit to the Over/Under Account all amounts received by it that exceed those amounts then due to Purchaser in accordance with this Agreement.  Purchaser shall make available to Seller by posting on its warehouse lending website within one (1) Business Day following any such credit to the Over/Under Account, or as soon thereafter as is reasonably possible, a statement that details the amounts so credited by Purchaser to the Over/Under Account.

(c)                                  If any amount credited to the Over/Under Account creates a balance in excess of the Minimum Over/Under Account Balance required pursuant to Section 11(a) above, provided that no Potential Default or Event of Default has occurred and is continuing, Seller may submit a written request to Purchaser for return or payment of such excess funds.  If any such request is received by Purchaser prior to 1:00 p.m. (New York City time) on a Business Day, Purchaser shall use commercially reasonable efforts to wire such requested excess funds to Seller by the end of such Business Day and in no event no later than two (2) Business Days after Purchaser’s receipt of such request.  Notwithstanding anything contained in this Section 11(c) to the contrary, Purchaser reserves the right to reject any request for excess funds from the Over/Under Account if Purchaser determines that such excess funds shall be used to satisfy Seller’s outstanding obligations under this Agreement or are subject to other rights as provided in this Agreement.

(d)                                 Purchaser may, from time to time and without separate authorization by Seller or notice to Seller, withdraw funds from the Over/Under Account to settle amounts owed in accordance with the terms of this Agreement or to otherwise satisfy Seller’s obligations under this Agreement, including, without limitation (i) to reimburse itself for any reasonable costs and expenses incurred by Purchaser in connection with this Agreement, as permitted herein, and (ii) in the exercise of Purchaser’s or its Affiliates’ rights under Section 13.

(e)                                  If, at any time, Seller fails to maintain in the Over/Under Account the Minimum Over/Under Account Balance as required hereunder, in addition to any other rights and remedies that Purchaser may have against Seller, Purchaser shall have the right to immediately stop purchasing Participation Certificates from Seller until the time that funds are deposited into or held in the Over/Under Account to comply with such Minimum Over/Under Account Balance requirements hereunder. Without limiting the generality of the foregoing, it is understood and agreed that should the balance in the Over/Under Account become negative, Seller will continue to owe Purchaser accrued interest as provided herein.

(f)                                   Any funds of Seller at any time deposited or held in the Over/Under Account, whether such funds are required to be deposited and held in the Over/Under Account pursuant to this Section 11 or otherwise, are hereby pledged by Seller as security for its obligations under this Agreement, and Seller hereby grants a security interest in such funds to Purchaser, and such pledge and security interest shall be considered “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and transactions hereunder within the meaning of Bankruptcy Code Sections 101(38A)(A) and 741(7)(A)(xi).

Section 12.                                    Term.  This Agreement shall continue in effect until terminated as to future transactions by written instruction signed by either Seller or Purchaser and delivered to the other; provided, that no termination will affect the obligations hereunder as to any of the Participation Certificates then outstanding hereunder or any Security not yet delivered to the related Takeout Investor.

Section 13.                                    Set-Off.  In addition to any rights and remedies of Purchaser hereunder and by law, Purchaser shall have the right, without prior notice to Seller or Guarantor, any such notice being expressly waived by Seller and Guarantor to the extent permitted by applicable law to set-off and apply against any obligation from Seller, Guarantor or any Affiliate thereof to Purchaser or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, cash, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Purchaser or any Affiliate thereof to or for the credit or the account of Seller, Guarantor or any Affiliate thereof.  Purchaser agrees promptly to notify Seller or Guarantor after any such set off and application made by Purchaser; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 14.                                    Indemnification.  Each of Seller and Guarantor agrees to hold Purchaser and each of its respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Program Document or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct.  Each of Seller and Guarantor also agrees to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, and any Program Document, including, without limitation, the reasonable fees and disbursements of counsel.  Seller’s and Guarantor’s agreements in this Section 14 shall survive the expiration or termination of this Agreement.  Each of Seller and Guarantor hereby acknowledges that its obligations hereunder are recourse obligations of Seller and Guarantor and are not limited to recoveries each Indemnified Party may have with respect to the Related Mortgage Loans.  Each of Seller and Guarantor also agrees not to assert any claim against Purchaser or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the transactions, this Agreement or any of the transactions contemplated thereby.  THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

Section 15.                                    Exclusive Benefit of Parties; Assignment.  This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other person, including the Takeout Investor and Custodian.  Except as provided in Section 7, no rights or obligations created by this Agreement may be assigned by either party hereto without the prior written consent of the other party.

Any Person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller shall be a party, or any Person succeeding to the business of Seller, shall be the successor of Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding

Section 16.                                    Amendments; Waivers; Cumulative Rights.  This Agreement may be amended from time to time only by written agreement of Seller and Purchaser.  Any forbearance, failure or delay by either party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by either party of any right, power or remedy hereunder shall not preclude the further exercise thereof.  Every right, power and remedy of either party shall continue in full force and effect until specifically waived by such party in writing.  No right, power or remedy shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise.

Section 17.                                    Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

Section 18.                                    Effect of Invalidity of Provisions.  In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 19.                                    Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

EACH OF SELLER AND GUARANTOR HEREBY WAIVES TRIAL BY JURY.  EACH OF SELLER AND GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS IN ANY ACTION OR PROCEEDING.  EACH OF SELLER AND GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS.

Section 20.                                    Notices.  Any notices, consents, elections, directions and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when telecopied or delivered by overnight courier to, personally delivered to, or on the third day following the placing thereof in the mail, first class postage prepaid to, the parties hereto at the related address provided pursuant to Section 20 or to such other address as either party shall give notice to the other party pursuant to this Section.  Notices to any Assignee shall be given to such address as the Assignee shall provide to Seller in writing.

Section 21.                                    Entire Agreement.  This Agreement and the other Program Documents contain the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements between them, oral or written, of any nature whatsoever with respect to the subject matter hereof.

Section 22.                                    Costs of Enforcement.

(a)                                 In addition to any other indemnity specified in this Agreement, Seller agrees to pay as and when billed by Purchaser all of the out-of pocket costs and expenses incurred by Purchaser in connection with (i) the development, preparation, and execution of this Agreement, any other related document or any other documents prepared in connection herewith or therewith including without limitation, (A) all the reasonable fees, disbursements and expenses of counsel to Purchaser and (B) all the due diligence, inspection, testing and review costs and expenses incurred by Purchaser in connection herewith or therewith, and (ii) the development, preparation, and execution of any amendment, supplement or modification to, and enforcement of this Agreement, any other related document or any other documents prepared in connection herewith or therewith, the consummation, monitoring and administration of the transactions contemplated hereby and thereby including, without limitation, (A) all the reasonable fees, disbursements and expenses of counsel to Purchaser and (B) all the due diligence, inspection, testing and review costs and expenses incurred by Purchaser with respect to the Related Mortgage Loans under this Agreement.

(b)                                 If Seller fails to pay when due any such costs, expenses or other amounts payable by it under this Agreement (including, without limitation, reasonable fees and expenses of counsel and indemnities), such amount may be paid on behalf of Seller by Purchaser, in its sole discretion and Purchaser shall be entitled to withdraw from the Over/Under Account or retain from payments made by Seller or a Takeout Investor, or set off against any amounts to be paid to Purchaser.  Seller shall remain liable for any such payments made by Purchaser on behalf of Seller and any deficiency remaining after any such withdrawal, retention or set-off.  No such payment by Purchaser shall be deemed a waiver of any of Purchaser’s rights under this Agreement.

(c)                                  In addition to any other indemnity specified in this Agreement, in the event of a breach by Seller of this Agreement, the Custodial Agreement, a Participation Certificate or a Takeout Commitment, Seller agrees to pay the reasonable attorneys’ fees and expenses of Purchaser and/or any Assignee incurred as a consequence of such breach.

Section 23.                                    Intent.

(a)                                 Seller and Purchaser recognize that each sale of a Participation Certificate under this Agreement is a “securities contract” and a “master netting agreement” as those terms are defined in Section 741 and Section 101(38A)(A) of the Bankruptcy Code, respectively, and a “qualified financial contract” as that term is defined in the FDIA, and that the pledge of the Related Credit Enhancement in Section 8(c) hereof constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and transactions hereunder within the meaning of Sections 101(38A)(A) and 741(7)(A)(xi) of the Bankruptcy Code.  Seller and Purchaser further recognize that the beneficial interest in the Related Mortgage Loans evidenced by a Participation Certificate shall constitute an “interest in a mortgage loan” as that term is used in Section and 741(7)(A)(i) of Bankruptcy Code.

(b)                                 It is understood that the Purchaser shall have the right to liquidate, terminate and accelerate, or exercise any other remedies permitted upon the occurrence of any Event of Default, and that such liquidation, termination and acceleration rights constitute contractual rights to liquidate, terminate and accelerate the transactions under a “securities contract” and a “master netting agreement” as described in Section 555 and Section 561 of the Bankruptcy Code, respectively, and a “qualified financial contract” as described Section 1821(e)(8)(A)(i) of the FDIA.

(c)                                  The parties hereto agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the FDIA, then each transaction hereunder is a

“qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such transaction would render such definition inapplicable).

(d)                                 It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA.

Section 24.                                    Full Recourse.  The obligations of Seller from time to time to pay all amounts due under this Agreement shall be full recourse obligations of Seller.

Section 25.                                    Examination and Oversight by Regulators.  Seller agrees that the transactions with Purchaser under this Agreement may be subject to regulatory examination and oversight by one or more Governmental Authorities.  Seller shall comply with all requests made by Purchaser to assist Purchaser in complying with regulatory requirements imposed on Purchaser.

Consent to Service

Section 26.                                    Consent to Service.  Each party irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address provided pursuant to Section 20.

Section 27.                                    Construction.  The headings in this Agreement are for convenience only and are not intended to influence its construction.  References to Sections, Exhibits and Annexes in this Agreement are to the Sections of and Exhibits and Annexes to this Agreement.  The Exhibits and Annexes are part of this Agreement.  In this Agreement, the singular includes the plural, the plural the singular, and the words “and” and “or” are used in the conjunctive or disjunctive as the sense and circumstances may require.

Section 28.                                    Further Assurances.  Seller and Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, Purchaser, Seller and Guarantor have duly executed this Agreement as of the date and year set forth on the cover page hereof.

BANK OF AMERICA, N.A., Purchaser

By:	/s/ Adam Robitshek
Name: Adam Robitshek
Title: Vice President

PENNYMAC LOAN SERVICES, LLC, Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

Signature Page to Mortgage Loan Participation Purchase and Sale Agreement

Exhibit A

PARTICIPATION CERTIFICATE

POOL NO. (or FHLMC CONTRACT NO.):

This Participation Certificate evidences a one hundred percent (100%) undivided beneficial ownership interest in (including the right to receive the payments of principal of and interest on) the Mortgage Loans (the “Participation”) identified:

(Check Box)

☐	(a)	Form HUD 11706 (Schedule of Pooled Mortgages);

☐	(b)	Fannie Mae Form 2005 (Schedule of Mortgages); or

☐	(c)	FHLMC Form 1034 (Fixed-Rate Custodial Certification Schedule) or Selling System computer tape.

The Participation has been sold to Purchaser pursuant to the terms of that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of August 13, 2014 (the “Agreement”) among PennyMac Loan Services, LLC, as Seller, Private National Mortgage Acceptance Company, LLC, as Guarantor, and Bank of America, N.A., as Purchaser.  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement, the terms of which are hereby incorporated by reference and made a part of this Participation Certificate.

Upon Delivery of the related Security to Purchaser or its Assignee, Purchaser’s beneficial ownership interest in the Mortgage Loans evidenced in this Participation Certificate shall terminate in exchange for such Security, and this Participation Certificate shall be void and of no further effect.

This Participation Certificate may be amended only by a written agreement between Seller and Purchaser.

PENNYMAC LOAN SERVICES, LLC

By:
Its:
Date:

A-1

AGGREGATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS (GIVING EFFECT TO PAYMENTS MADE AS OF               ,         ): $

Hereby authenticated by Deutsche Bank National Trust Company pursuant to the Custodial Agreement (May not be applicable for FHLMC)

By:
Its:
Date:

A-2

Exhibit B

TRADE ASSIGNMENT

(“Takeout Investor”)
(Address)

Attention:
Fax No.:

Dear Sirs:

Attached hereto is a correct and complete copy of your confirmation of commitment (the “Commitment”), trade-dated                 ,         , to purchase $           of     %        year,

(Check Box)

☐	Government National Mortgage Association;

☐	Federal National Mortgage Association; or

☐	Federal Home Loan Mortgage Corporation.

mortgage-backed pass-through securities (“Securities”) at a purchase price of                        from                    on (insert Settlement Date).  Our intention is to assign $           of this Commitment’s full amount, which assignment shall be effective and shall be fully enforceable by the assignee on the Settlement Date.  This is to confirm that (i) the form of this assignment conforms to the SIFMA guidelines, (ii) the Commitment is in full force and effect, (iii) effective as of the Settlement Date, the Commitment is hereby assigned to Bank of America, N.A. (“BANA”), whose acceptance of such assignment is indicated below, (iv) you will accept delivery of such Securities directly from BANA, (v) you will pay BANA for such Securities, (vi) effective as of the Settlement Date and provided the Securities have been issued, BANA is obligated to make delivery of such Securities to you in accordance with the attached Commitment and (vii) effective as of the Settlement Date and provided the Securities have been issued, you have released Seller from its obligation to deliver the Securities to you under the Commitment.  Payment will be made “delivery versus payment (DVP)” to BANA in immediately available funds.

If you have any questions, please call                     at (      )       -         immediately or contact him by fax at (      )       -        .

Very truly yours,

PENNYMAC LOAN SERVICES, LLC

By:
Title:
Date:

B-1

Agreed to:

BANK OF AMERICA, N.A.

By:
Title:
Date:

Provided the Securities have been issued, notice of delivery and confirmation of receipt will be the obligations of BANA.  Prompt notification of incorrect information or rejection of the trade assignment should be made to [          ].

B-2

Exhibit C

DOCUMENT LIST

Seller shall deliver or cause to be delivered the following documents to Purchaser:

(i)                                     the fully completed, executed and authenticated Participation Certificate together with the certifications of the Custodian provided by Section 3(b) of the Custodial Agreement;

(ii)                                  a Trade Assignment (unless Purchaser is the Takeout Investor) together with either (a) a copy of a Takeout Commitment with respect to the Security to be backed by the Mortgage Loans evidenced by such Participation Certificate or (b) a letter from Seller confirming the details of such Takeout Commitment;

(iii)                               a Warehouse Lender’s Release from any warehouse lender having a security interest in the Related Mortgage Loans; and

(iv)                              a transaction request, together with a schedule listing the Related Mortgage Loans, which schedule contains such information as Purchaser may reasonably request.

C-1

Exhibit D

RESERVED

D-1

Exhibit E

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or typewrite name and address, including postal zip code of assignee)

an undivided Participation Interest Equal to          % of the beneficial interest in the Mortgage Loans relating to the within Participation Certificate, Pool No. (FHLMC Contract No.)          , Pass-Through Rate         , Discount             and hereby authorize(s) the transfer of registration of such interest to assignee.

[Assignor]

By:
Name:
Title:

Dated:

E-1

Exhibit F

FORM OF CONFIRMATION

TO:                           [SELLER]

[ADDRESS]

DATE: [DATE]

RE:                           Confirmation of Purchase of a  beneficial interest in

Mortgage Loans relating to a Participation Certificate

Bank of America, N.A. (“Purchaser”) is pleased to confirm its agreement to purchase and your agreement to sell a 100% undivided, beneficial interest in the Mortgage Loans relating to a Participation Certificate relating to the contract/pool number [(GN/FN/FH Contract/Pool Number)] referred to herein (the “Pool”), pursuant to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of August 13, 2014 (the “Agreement”), among Purchaser, PennyMac Loan Services, LLC (“Seller”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”), under the following terms and conditions.

Pool No. (or FHLMC Contract No.)
Applicable Agency
Purchase Date
Anticipated Delivery Date
Settlement Date
Applicable Agency TBA trade price
Trade Price
Purchase Price:
Holdback Amount
Face Amount of the Security

F-1

Solely for purposes of the purchase of this Pool, the Purchaser and Seller agree that the definition of “Holdback Amount” shall be modified to read as follows: “An amount equal to 3.00% of the Trade Principal, subject to reduction as provided in Section 4(b) and Section 5(b) of the Agreement.”

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed in the Agreement.

Very truly yours,

BANK OF AMERICA, N.A.

By:
Name:
Title:

Agreed and Consented by:

PENNYMAC LOAN SERVICES, LLC

By:
Name:
Title:

F-2

Exhibit G

[SELLER’S][GUARANTOR’S] OFFICER’S CERTIFICATE

I,                       , hereby certify that I am the duly elected                              of [                                      ], a [                    ] [corporation][limited liability company] (“[Seller][Guarantor]”), and further certify, on behalf of [Seller][Guarnator] as follows:

(1)                                 Attached hereto as Attachment I is a true and correct copy of the articles of incorporation and by-laws of [Seller][Guarnator] as are in full force and effect on the date hereof.

(2)                                 Attached hereto as Attachment II is a Certificate of Good Standing of [Seller][Guarnator], issued by the Secretary of the State of [                ] dated               ,         . No event has occurred since               ,          which has affected the good standing of Seller under the laws of the State of [                ].

(3)                                 Each person who, as an officer or attorney-in-fact of [Seller][Guarnator], signed (a) the Mortgage Loan Participation Purchase and Sale Agreement, dated as of August 13, 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among PennyMac Loan Services, LLC, Private National Mortgage Acceptance Company, LLC and Bank of America, N.A. (the “Purchaser”); [(b) the Amended and Restated Custodial Agreement, dated as of August 13, 2014 (as amended, supplemented or otherwise modified from time to time, the “Custodial Agreement”), by and among PennyMac Loan Services, LLC, Purchaser and Deutsche Bank National Trust Company;] and (c) any other document delivered prior hereto or on the date hereof in connection with transactions contemplated in the Agreement was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

(4)                                 Attached hereto as Attachment III is a true and correct copy of the resolutions duly adopted by the board of directors of [Seller][Guarnator] on                     ,          (the “Resolutions”) with respect to the authorization and approval of the transactions contemplated in the Agreement; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

(5)                                 All of the representations and warranties of [Seller][Guarnator] contained in the Agreement were true and correct in all material respects as of the date of the Agreement and are true and correct in all material respects as of the date hereof.

(6)                                 [Seller][Guarnator] has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof.

(7)                                 There are no actions, suits or proceedings pending or, to my knowledge, threatened, against or affecting [Seller][Guarnator] which, if adversely

G-1

determined either individually or in the aggregate, would adversely affect [Seller’s][Guarnator’s] obligations under the Agreement or the Custodial Agreement.

(8)                                 No proceedings that could result in the liquidation or dissolution of [Seller][Guarnator] are pending or contemplated.

(9)                                 Incumbency of Officers.  The below named persons have been duly elected or appointed, and have been duly qualified as officers of [Seller][Guarnator] holding the respective office below set opposite his or her name, and the signature below set opposite his or her name is his or her genuine signature.

Name	Office	Signature

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and on behalf of [Seller][Guarnator].

Dated:                        ,

[ ]

By:
Name:
Title:

I,                                       ,                     of                             , hereby certify that                                  is the duly elected, qualified and acting                                of                      and that the signature appearing above is the genuine signature of such person.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:                              ,

[ ]

By:
Name:
Title:

G-2

Exhibit H

SELLER’S OFFICER’S CERTIFICATE

I,                       , hereby certify that I am the duly elected                              of PennyMac Loan Services, LLC, a Delaware limited liability company (“Seller”), and further certify, on behalf of Seller as follows:

(1)                                 There has been no change in the certificate of formation and limited liability company operating agreement of Seller since the date such documents were provided to the Purchaser and such documents are in full force and effect on the date hereof.

(2)                                 No event has occurred since the date of the last good standing certificate of Seller provided to the Purchaser which has affected the good standing of Seller under the laws of the State of Delaware.

(3)                                 All of the representations and warranties of Seller contained in Section 9(a) of the Mortgage Loan Participation Purchase and Sale Agreement, dated as of August 13, 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among Seller, Private National Mortgage Acceptance Company, LLC (“Guarantor”) and Bank of America, N.A. (“Purchaser”), are true and correct in all material respects as of the date hereof and all of the representations and warranties of Seller contained in Section 9(b) of the Agreement are true and correct in all material respects as to the Related Mortgage Loans subject to the Participation Certificate being sold to Purchaser on the date hereof.

(4)                                 Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof.

(5)                                 There are no actions, suits or proceedings pending or, to my knowledge, threatened, against or affecting Seller which, if adversely determined either individually or in the aggregate, would adversely affect Seller’s obligations under the Agreement or the Custodial Agreement.

(6)                                 No proceedings that could result in the liquidation or dissolution of Seller are pending or contemplated.

(7)                                 Each Mortgage Loan that is subject to a Participation Certificate to be sold to the Purchaser on the date hereof was originated by Seller or purchased from an approved originator previously approved by the Purchaser not more than sixty (60) days prior to the date hereof.  No Related Mortgage Loan was rejected for purchase or financing by any third party.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and on behalf of Seller.

Dated:                        ,

PENNYMAC LOAN SERVICES, LLC

By:
Name
Title:

I,                                       ,                     of                             , hereby certify that                                  is the duly elected, qualified and acting                                of                      and that the signature appearing above is the genuine signature of such person.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:                        ,

PENNYMAC LOAN SERVICES, LLC

By:
Name
Title:

Exhibit I

FORM OF SERVICER NOTICE AND ACKNOWLEDGEMENT

[Date]

[ ], as Servicer
[ADDRESS]
Attention:

Re:                             Mortgage Loan Participation Purchase and Sale Agreement, dated as of August 13, 2014 (as amended from time to time, the “Purchase Agreement”), by and among Bank of America, N.A. (“Purchaser”), PennyMac Loan Services, LLC (“Seller”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”).

Ladies and Gentlemen:

[                                              ] (“Servicer”) is servicing certain mortgage loans for Seller pursuant to that certain [Subservicing Agreement], dated as of [              ] (the “Servicing Agreement”) between Servicer and Seller.  Pursuant to the Purchase Agreement among Purchaser, Seller and Guarantor, Servicer is hereby notified that Seller may from time to time sell to Purchaser participation certificates evidencing a beneficial interest in certain mortgage loans which are currently being serviced by Servicer pursuant to the terms of the Servicing Agreement.

Section 1.  Direction Notice.  (a) Upon receipt of notice from Purchaser (a “Direction Notice”) in which Purchaser shall identify the mortgage loans the beneficial interest of which is evidenced by participation certificates sold to Purchaser under the Purchase Agreement (the “Mortgage Loans”), Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Purchaser, and remit such collections in accordance with Purchaser’s written instructions.  Further, Servicer shall follow the instructions of Purchaser with respect to the Mortgage Loans, and shall deliver to Purchaser any information with respect to the Mortgage Loans as reasonably requested by Purchaser.

(b) Notwithstanding any contrary information which may be delivered to the Servicer by Seller, Servicer may conclusively rely on any information delivered by Purchaser, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information.

Section 2.  No Modification of the Servicing Agreement.  Without the prior written consent of Purchaser exercised in Purchaser’s sole discretion, Servicer shall not agree to (a) any material modification, amendment or waiver of the Servicing Agreement; (b) any termination of the Servicing Agreement or (c) the assignment, transfer, or material delegation of any of its rights or obligations under the Servicing Agreement.

Section 3.  Right of Termination.  Purchaser shall have the right to terminate the Servicer’s rights and obligations to service the Mortgage Loans under the Servicing Agreement in accordance with the terms thereof.  Any fees due to the Servicer (a) in connection with any termination shall be paid by Seller and (b) incurred following receipt of a Direction Notice shall be paid by Purchaser to the extent that such fees relate to the Mortgage Loans that are subject to the Servicing Agreement.  Seller and the

Servicer shall cooperate in transferring the servicing with respect to such Mortgage Loans to a successor servicer appointed by Purchaser in its sole discretion.

Section 4.  Notices. All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder in writing shall be mailed (first class, return receipt requested and postage prepaid) or delivered in person or by overnight delivery service or by facsimile, addressed to the respective parties hereto at their respective addresses set forth below or, as to any such party, at such other address as may be designated by it in a notice to the other:

Any notices to Purchaser should be delivered to the following addresses:

Bank of America, N.A.

One Bryant Park — 11th floor

Mail Code: NY1-100-11-01

New York, New York 10036

Attention: Eileen Albus, Director — Mortgage Finance

Telephone: (646) 855-0946

Facsimile: (646) 855-5050

Email: Eileen.Albus@baml.com

and

Bank of America, N.A.
4500 Park Granada

Mail Code: CA7-910-02-38

Calabasas, California 91302

Attention: Adam Gadsby, Managing Director

Telephone: (818) 225-6541

Facsimile: (213) 457-8707

Email: Adam.Gadsby@baml.com

Any notices to Servicer should be delivered to the following addresses:

[                       ]

Any notices to Seller should be delivered to the following addresses:

PennyMac Loan Services, LLC

6101 Condor Drive

Moorpark, CA 93021

Attention: Pamela Marsh/Kevin Chamberlain

Phone Number: (805) 330-6059/(818) 746-2877

E-mail: pamela.marsh@pnmac.com;

kevin.chamberlain@pnmac.com

Section 5.  Counterparts.  This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 6.  Entire Agreement; Severability.  This agreement shall supersede any existing agreements between the parties containing general terms and conditions for the servicing of the Mortgage

Loans.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 7.  Governing Law; Jurisdiction; Waiver of Jury Trial.  (a) This agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

(b) All legal actions between or among the parties regarding this agreement, including, without limitation, legal actions to enforce this agreement or because of a dispute, breach or default of this agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions. The parties hereto irrevocably consent and agree that venue in such courts shall be convenient and appropriate for all purposes and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.  The parties hereto further irrevocably consent and agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 4, and that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(c) The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby or thereby.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser

By:
Name:
Title:

PENNYMAC LOAN SERVICES, LLC, as Seller

By:
Name:
Title:

[ ], as Servicer

By:
Name:
Title:

Exhibit J

FORM OF REQUEST FOR TEMPORARY INCREASE

[Date]

Bank of America, N.A.
One Bryant Park, 11th floor
New York, New York 10036
NY1-100-11-01
Attention:  Eileen Albus

Re:                             The Mortgage Loan Participation Purchase and Sale Agreement, dated as of August 13, 2014 (the “Agreement”), among Bank of America, N.A. (“Purchaser”), PennyMac Loan Services, LLC (“Seller”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”)

Ladies and Gentlemen:

In accordance with Section 2(f) of the Agreement, Purchaser hereby consents to a Temporary Increase of the Aggregate Transaction Limit as further set forth below:

Amount of Temporary Increase:  $                                            .

Effective date and time:  [dd/mm/yyyy at       :         .m.]

Termination date and time:  [dd/mm/yyyy at       :         .m.]

On and after the effective date and time indicated above and until the termination date and time indicated above, the Aggregate Transaction Limit shall be increased by the amount of the Temporary Increase indicated above for all purposes of the Agreement and all calculations and provisions relating to the Aggregate Transaction Limit shall refer to the Aggregate Transaction Limit as so increased.  Unless otherwise terminated pursuant to the Agreement, this Temporary Increase shall terminate on the termination date and time indicated above.  Upon the termination of this Temporary Increase, the Aggregate Transaction Limit shall be reduced by the amount of the Temporary Increase.

All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

[signature page follows]

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PENNYMAC LOAN SERVICES, LLC, Seller

By:
Name:
Title:

Agreed and Consented by:

BANK OF AMERICA, N.A., Purchaser

By:
Name:
Title:

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